As filed with the Securities and Exchange Commission on April 14, 2014

Registration No. 333-184007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

USELL.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	98-0412432
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

33 E. 33rd Street, Suite 1101

New York, New York 10016

(212) 213-6805

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel Brauser

33 E. 33rd Street, Suite 1101

New York, New York 10016

(212) 213-6805

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael D. Harris, Esq.	Ralph V. De Martino, Esq.
Brian S. Bernstein, Esq.	Cavas S. Pavri, Esq.
Leah E. Hutton, Esq.	Schiff Hardin LLP
Nason, Yeager, Gerson, White & Lioce, P.A.	901 K Street, Suite 700
1645 Palm Beach Lakes Boulevard, Suite 1200	Washington, DC 20001
West Palm Beach, Florida 33401	(202) 778-6400
(561) 686-3307

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Offering Price Per Share (1)($)	Proposed Maximum Aggregate Offering Price (1)($)	Amount of Registration Fee	($)
Common stock, $0.0001 par value per share (2)(3)		10,000,000	(4)
Warrants to purchase common stock (2)	(5)		(6)
Shares of common stock underlying warrants (2)(3)
Representative’s warrants			(6)
Shares of common stock underlying Representative’s warrants (3)
Total

(1)   The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act of 1933.

(2) Includes ______ shares of common stock and warrants to purchase ______ shares of common stock.

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(3) Pursuant to Rule 416 under the Securities Act of 1933, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(4) Includes $802.20 which was paid in connection with the original Form S-1 filed on September 21, 2012.

(5) The warrants to be issued to investors hereunder are included in the price of the common stock above.

(6) No separate registration fee is required pursuant to Rule 457(g) promulgated under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

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The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated April 14, 2014

USELL.COM, INC.

PROSPECTUS

__________ Units,

Each Unit consisting of ___ Shares of Common Stock and

___ Warrants to purchase One Share of Common Stock

We are offering ______________ units at $_____ per unit.  Each unit consists of ____ shares of common stock and ____ warrants each to purchase one share of common stock. No units will be issued, however, and purchasers will receive only shares of common stock and warrants. The warrants are immediately exercisable upon issuance at 125% of the public offering price of one unit in this offering, or $______. The warrants will expire on the fifth anniversary of the date of issuance. The shares of common stock issuable from time to time upon the exercise of the warrants are also being offered pursuant to this prospectus.

Our common stock trades on the Over-the-Counter Bulletin Board under the symbol “USEL”.   We have applied to list our common stock on The NASDAQ Capital Market under the symbol “USEL.” No assurance can be given that our application will be approved. As of the last trading day before the date of this prospectus, the closing price of our common stock was $4.78 per share. All warrant, option, share and per share information in this prospectus gives effect to the 1-for-15 reverse split effectuated on January 21, 2014.

The units offered by this prospectus involves a high degree of risk.  See “Risk Factors” beginning on page 8 of this prospectus to read about factors you should consider before buying shares of our common stock and warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Per Unit (1)($)	Total ($)
Public offering price
Underwriting discounts and commissions (1)(2)
Offering proceeds to us, before expenses (3)

(1)         The warrants contained in the units are exercisable at $__________ per share (125% of the unit price) over a five-year period and are redeemable for nominal consideration under certain circumstances. See “Description of Securities.”

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(2)         We have agreed to issue warrants to the underwriters and to reimburse the underwriters for certain expenses. See “Underwriting” on page ___ of this prospectus for a description of these arrangements.

(3)         We estimate the total expenses of this offering will be approximately $_________.

We have granted a 45-day option to the representative of the underwriters to purchase up to 15% of additional units solely to cover over-allotments, if any.

The underwriters expect to deliver our securities, against payment, on or about ________, 2014.

Dawson James Securities, Inc.

The date of this prospectus is ________________, 2014

You should rely only on information contained in this prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus.  We are not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus.  You should read the entire prospectus carefully including the section entitled “Risk Factors” before making an investment decision.  uSell.com, Inc. is referred to throughout this prospectus as “uSell,” “we,” “our” or “us.”   All numbers of shares of our common stock and common stock equivalents have been adjusted to give effect to a 1-for-15 reverse stock split effective January 21, 2014.

Our Company

uSell.com, Inc. is a technology based company focused on creating an online marketplace where sellers interested in selling small consumer electronics through an ecommerce website-based service can:

•	Find cash offers for their items based on the make, model, and condition of each item;

•	Efficiently compare offers for those items from a marketplace of professional buyers;

•	Review satisfaction ratings and customer reviews of each buyer;

•	Determine the offer they wish to accept;

•	Immediately complete their transaction on our website with the buyer of their choice;

•	Ship their device for free using either a prepaid shipping kit or shipping label; and

•	Track the progress of their order online from initiation to final payment for their device.

Our business model is similar to successful ecommerce websites such as Amazon (www.amazon.com) and eBay (www.ebay.com). These companies leverage the power of a specialized network of merchants to (i) offer competitive pricing to the customer, (ii) assist the customer in deciding who to transact with by providing relevant information about each merchant, and (iii) provide fulfillment services to facilitate transactions. However, while websites like Amazon and eBay enable buyers to purchase goods by leveraging a network of sellers, uSell enables sellers to sell goods by leveraging a network of buyers.

Corporate Information

Our corporate headquarters are located at 33 E. 33rd Street, Suite 1101, New York, New York 10016 and our phone number is (212) 213-6805. Our website can be found at www.usell.com. The information on, or that can be accessed through, our website is not incorporated in this prospectus.

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THE OFFERING

Common stock outstanding prior to the offering:	5,882,703 shares

Securities offered by uSell.com:	_____________ units; each unit consisting of _____ share of common stock, ____ warrants each to purchase a share of common stock and one share of common stock underlying each warrant

Common stock outstanding immediately following the conclusion of the offering:	_____________ shares (assuming no exercise of the warrants included in the units)

Public offering price	$______ per unit

Over-allotment option	We have granted a 45-day option to representatives of the underwriters to purchase up to 15% of the units sold in the offering.

Use of proceeds:	We intend to use the net proceeds of this offering for marketing, improving our platform technology, working capital and general corporate purposes. See “Use of Proceeds” on page 20.

Risk Factors:	See “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Stock Symbol:	OTCBB: USEL.

Proposed Listing:	We have applied for listing on The NASDAQ Capital Market. We cannot provide any assurances that the application will be accepted.

The number of shares of common stock to be outstanding prior to and after this offering excludes:

•	a total of 542,995 shares of common stock issuable upon the exercise of outstanding stock options;
•	a total of 277,521 shares of common stock issuable upon the exercise of warrants (not including the _____ shares issuable as described in the last bullet point below);
•	a total of 60,415 shares of common stock issuable upon the conversion Series B preferred stock;
•	349,899 shares of common stock underlying Series A, Series C and Series E preferred stock which will no longer be subject to a 9.99% conversion blocker after all of the securities are sold in this offering;
•	____________shares of common stock issuable upon exercise of the warrants issued to the public in connection with this offering; and
•	__________ shares of our common stock underlying the warrants to be issued to the representative of the underwriters in connection with this offering, plus up to _______ units if the over-allotment option is exercised in full.

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Except as otherwise indicated herein, all information in this prospectus assumes the warrants offered hereby are not exercised.

SUMMARY FINANCIAL DATA

The following summary of our financial data should be read in conjunction with, and is qualified in its entirety by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements, appearing elsewhere in this prospectus.

Statements of Operations Data

	Year Ended December 31, 2013	Year Ended December 31, 2012
Revenue	$5,371,381	$2,383,466

Gross profit	$4,955,148	$2,161,430

Net loss	$(4,262,856)	$(8,849,371)

Net loss per common share – basic and diluted	$(0.95)	$(5.08)

Weighted average common shares outstanding (basic and diluted)	4,508,215	1,779,903

Balance Sheet Data

	December 31, 2013 ($)	December 31, 2012 ($)
Cash and cash equivalents	489,166	1,604,587

Working capital (deficit)	(1,268,958)	504,125

Total assets	1,647,722	2,513,576

Total current liabilities	2,067,907	1,343,917

Accumulated deficit	(44,754,133)	(40,491,277)

Total stockholders’ (deficit) equity	(666,313)	1,169,659

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should carefully consider the following Risk Factors before deciding whether to invest in uSell.  Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations or our financial condition.  If any of the events discussed in the Risk Factors below occur, our business, consolidated financial condition, results of operations or prospects could be materially and adversely affected.  In such case, the value and marketability of our securities could decline.

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Risks Relating to Our Business

Our ability to continue as a going concern is in substantial doubt absent obtaining adequate new debt or equity financing and generating sufficient revenue from operations.

We incurred net losses of approximately $4.2 million in 2013 and $8.8 million in 2012. We anticipate these losses will continue for the foreseeable future. Additionally, we have negative cash flows from operations. Our continued existence is dependent upon generating sufficient working capital and obtaining adequate new debt or equity financing. Because of our continuing losses, we may have to reduce our expenditures, without improvements in our cash flow from operations or new financing. Working capital limitations continue to impinge on our day-to-day operations, thus contributing to continued operating losses.

Because we have a limited operating history to evaluate our Company and our new business model, the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delay frequently encountered by a new company.

In the third quarter in 2011, we began testing our platform which aggregates offers from professional buyers to sellers who we attract to our website. Very recently we made a material change to our business model and how we generate revenue. It is too early to judge the ultimate success of this change. Since we have a limited operating history, we cannot assure you that our business will be profitable. Early stage companies often are unsuccessful and encounter unanticipated expenses and difficulties. Investors should consider this risk in determining whether to purchase our units or exercise our warrants.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

We believe that our cash on hand and cash flow from operations, together with the proceeds from this offering, will be sufficient to meet our anticipated cash needs for at least one year. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities. Because of the difficulty that microcap companies have in raising capital, the lack of available credit for companies like us, and our stock price, we may be hampered in our ability to raise the necessary working capital. Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments will dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. For example, the Series A Preferred Stock, which we refer to as 2011 Series A, offering was extremely dilutive to common shareholders and any future financing may be equally or more dilutive. The investors in the 2011 Series A received certain price protection features as well. In the event that we sell securities in the future below a value of $3.00 per share, we will be required to issue additional shares of common stock to these investors, to the extent they are still holding the common stock derived from the shares they received when they converted the 2011 Series A. In addition, new equity or debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we require additional financing and such financing is not available on reasonable terms or at all, we may have to reduce our marketing efforts and we will have to modify our business plans accordingly.

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We may be unable to maintain or establish relationships with buyers, which would adversely affect our results of operations.

In July 2011, we focused our business on creating an online marketplace where sellers could sell their small electronics. This was a new, unproven market for us. Our ability to attract sellers of small electronics to our website depends in large part on providing a sufficient number of buyers to make our online marketplace efficient in order to provide sellers with the best available pricing and service. We do not have long-term or exclusive agreements with our buyers. The loss of existing relationships with buyers, or an inability to continue to add new ones, may cause our platform to provide less than optimal pricing, SKU coverage, or other benefits important to customers visiting our website. This deficiency could reduce customer confidence in the offers provided by buyers on our website, making sellers less likely to sell to our buyers and come back to our website, which would limit the revenues we are able to generate from our platform. In turn, this will adversely affect our business.

Because we operate a platform or marketplace, we do not purchase devices directly from sellers. We rely on our buyers to provide offers to our sellers and to complete the transactions with the sellers.

If our buyers limit the number of devices on which they provide offers, sellers may not receive offers for the devices they are trying to sell. As we grow our marketing campaigns, we expect the volume of transactions to increase. If sellers do not receive offers to buy their devices or if our buyers are unable to service the increased volume, sellers may be forced to go elsewhere to sell their devices, or abandon the transaction altogether.

If any of our buyers provide poor customer service to our sellers, it could hurt the uSell brand and adversely affect our business.

We believe the importance of customer service in order to generate business and repeat sellers is paramount to our ability to be successful. If any of our buyers provide poor customer service including delayed and/or reduced payments, we may lose sellers. In particular, sellers may think their electronics and other products are in better condition than they are or may not know the exact model, which could result in our buyers paying sellers less than they anticipated. Although we provide sellers with the ability to rate our buyers after they have completed their transaction, there is no assurance that this rating system provides an accurate depiction of the service provided by our buyers.

Because we cannot control key elements of our business, we may not be successful.

Although we are responsible for creating effective marketing campaigns and for providing a robust, secure and easy to use website for sellers, we have no ability to control our buyers whose ability to provide top notch service is a key part of our business model. If our buyers do not provide excellent service and prices that sellers perceive to be fair, it would affect the reputation of our business, as well as possibly helping our competitors. While our marketplace has evolved so we now control and complete all transactions on our website and through third parties (including sending mail-in packs to sellers who accept offers), we rely on buyers to make offers, provide funds to pay sellers and evaluate the condition of smartphones and other products. We cannot assure you that our buyers will perform the services in a satisfactory way.

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If we cannot manage our growth effectively, we may not become profitable.

Businesses which grow rapidly often have difficulty managing their growth. If we grow as rapidly as we anticipate, we will need to expand our management by recruiting and employing experienced executives and key employees capable of providing the necessary support. We cannot assure you that our management will be able to manage our growth effectively or successfully. Our failure to meet these challenges could cause us to lose money, and your investment could be lost.

Additionally, the majority of our buyers are small electronic recycling companies which are not largely capitalized and do not have the infrastructure to adapt to our expected rapid growth. If our buyers do not have the liquidity to pay all of the sellers that come to our site, sellers may not get paid on time which would hurt the uSell brand. All of these factors could adversely affect our ability to become profitable.

If we do not have sufficient capital to market our service, our revenue will be insufficient to support our operations.

We are currently spending approximately $390,000 a month on marketing which is not enough money to market our service in a manner which we expect will generate enough revenue to support our operations. We are relying on the net proceeds of this offering and improvements in our business to permit us to accelerate our marketing spend. If we do not close this offering or our recent changes to our business do not generate the revenue level we anticipate, our revenue will be insufficient to support our operations.

Our future growth and profitability will depend in large part upon the effectiveness of our marketing and advertising expenditures.

Our future growth and profitability will depend in large part upon our media performance, including our ability to:

•	create greater awareness of our platform;
•	identify the most effective and efficient level of spending in each market and specific media vehicle;
•	determine the appropriate creative message and media mix for advertising, marketing, and promotional expenditures; and
•	effectively manage marketing costs (including creative and media).

Our planned marketing expenditures may not result in increased revenue.  If our media performance is not effective, our future results of operations and financial condition will be adversely affected.

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel and the continued contributions of our executive officers, each of whom may be difficult to replace. In particular, Daniel Brauser, our Chief Executive Officer, and Nik Raman, our Chief Operating Officer, are important to the management of our business and operations and the development of our strategic direction. The loss of the services of any of these officers and the process to replace any key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

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Our business could be negatively affected by changes in general search engine algorithms and dynamics or termination of traffic-generating arrangements.

We use Internet search engines, principally through the purchase of branded and smart phone related keywords, to generate traffic to our websites. Search engines, such as Google, frequently update and change the logic which determines the placement and ordering of results of a user’s search, which may reduce the effectiveness of the keywords we have purchased. If a major search engine, such as Google, changes its algorithms in a manner that negatively affects the search engine ranking of our website, or changes its pricing, operating, or competitive dynamics to our disadvantage, our business, results of operations, and financial condition could be adversely affected.

Because we face intense competition for business, our future results of operations and our future financial condition may be adversely affected.

We compete with eBay and other online auction companies, Gazelle, a leading platform for selling used small electronics, and many small websites including our buyers. In addition, cellular service providers, such as AT&T, Verizon, T-Mobile and Sprint, and large retail companies, such as Staples, Best Buy and Radio Shack, have introduced trade-in programs for used smartphone and tablet devices, including programs which gives sellers the right to turn in their phone every six months for a new phone. Our smaller size, lack of an established brand name, shorter operating history, and limited working capital may limit our advertising levels, our ability to expand successfully into new markets or effectively compete against these other companies. If we are not able to compete effectively, our future business and our future results of operations and financial condition will be adversely affected.

Because we rely on the continuing rapid pace of technological development in the smartphone and tablet industries, if innovation in these industries were to decrease, our future results of operation will be adversely affected.

We believe that one of the driving factors for the potential success of our platform is the continued improvements in the smartphone industry and tablet market. Because many sellers have in the past expressed a continual need to have the latest generation phones and iPads or other tablets, the opportunity for providing these sellers with an outlet to sell their used electronics is promising. However, we cannot guarantee that sellers will visit our website to sell their used electronics. If innovation in smartphone or tablet device technology were to level off, the purchase of new phones and tablets could be diminished, reducing the need for an online marketplace for selling used electronics. In such an event, our results of operations would suffer and we may not be able to continue operations.

Because we rely on information technology to operate our businesses and maintain our competitiveness, any failure to adapt to technological developments or industry trends could harm our business.

We depend upon the use of sophisticated information technology, including software. As our operations grow in both size and scope, we must continuously improve and upgrade our systems including our hardware and infrastructure to offer our sellers enhanced products, services, features and functionality, while maintaining the reliability and integrity of our systems and infrastructure. Our future success also depends on our ability to adapt our services and infrastructure to meet rapidly evolving industry standards while continuing to improve the performance, features and reliability of our service in response to competitive service and product offerings and the changing demands of the marketplace. In particular, expanding our systems and infrastructure to meet any potential increases in business volume will require us to commit additional financial, operational and technical resources before those increases materialize, with no assurance that they actually will. Furthermore, our use of this technology could be challenged by claims that we have infringed upon the patents, copyrights or other intellectual property rights of others.

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In addition, we may not be able to maintain our existing systems, obtain new technologies and systems, or replace or introduce new technologies and systems as quickly as our competitors or in a cost-effective manner. Also, we may fail to achieve the benefits anticipated or required from any new technology or system, or we may be unable to devote financial resources to new technologies and systems in the future.

If we experience system interruptions, it may cause us to lose sellers and may harm our business.

Our inability to maintain and improve our information technology systems and infrastructure may result in system interruptions. System interruptions and slow delivery times, unreliable service levels, prolonged or frequent service outages, or insufficient capacity may prevent us from efficiently providing services to our sellers, which could result in our losing sellers and revenue.

We lease space for our data center and rely on a co-location partner for power, security, connectivity and other services. We also rely on third party providers for bandwidth and content delivery. We do not control these vendors and it would take significant time and effort to replace them. We have experienced, and may in the future experience, website disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors and capacity constraints. Our systems are vulnerable to damage or interruption from terrorist attacks, floods, fires, power loss, telecommunications failures, hurricanes, computer viruses, computer denial of service attacks or other attempts to harm our systems. If the site is unavailable when sellers attempt to access it or access is slower than a seller expects, sellers may stop visiting our site and become less likely to return, if at all. We expect to continue to make significant investments in our technology infrastructure to maintain and improve all aspects of user experience and site performance. To the extent that our disaster recovery systems are not adequate, or we do not effectively address capacity constraints, upgrade our systems, and continually develop our technology and network architecture to accommodate increasing traffic, our business and operating results may suffer.

Our software is highly technical and undetected errors, if any, could adversely affect our business.

Our service incorporates software that is highly technical and complex. Our software has contained, and may now or in the future contain, undetected errors, bugs, flaws, corrupted data or vulnerabilities. Some errors in our software code may only be discovered after the code has been released. Any errors, bugs, flaws or corrupted data could result in damage to our reputation, loss of users, or loss of revenue, any of which could adversely affect our business and financial results.

Because our networks and IT systems may be vulnerable to unauthorized persons hacking our systems, it could disrupt our operations and result in the theft of our proprietary information.

A party who is able to breach the security measures on our networks could misappropriate either our proprietary information or the personal information of our sellers, or cause interruptions or malfunctions in our operations. Hacking of websites is a growing problem. If we grow and obtain more visibility, we may be more vulnerable to hacking. We may be required to expend significant capital and other resources to protect against such threats or to alleviate problems caused by breaches in security, which could have a material adverse effect on our financial performance and operating results.

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Our business is subject to a variety of U.S. and other laws, rules and regulations that could subject us to claims or otherwise harm our business.

Government regulation of the Internet and e-commerce is evolving and unfavorable changes could substantially harm our business and results of operations. We are subject to a variety of laws in the U.S. and elsewhere that affect advertising, that are costly with which to comply, can result in negative publicity and diversion of management time and effort, and can subject us to claims or other remedies.  In addition, the laws relating to the liability of providers of online services are currently unsettled both within the U.S. and elsewhere.  Claims can be brought under both U.S. and foreign law for defamation and other tort claims, unlawful activity, copyright, and trademark infringement.

The Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing or linking to third-party websites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act.  The Child Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. In the area of data protection, the European Union and many states have passed laws requiring notification to users when there is a security breach for personal data, such as California’s Information Practices Act. We must comply with the Federal Trade Commission’s unfair trade practices rules and state seller protection laws including “little” unfair trade practice rules.   Any failure on our part to comply with these laws, rules and regulations may subject us to additional liabilities.

As Internet commerce develops, federal, state and foreign governments may draft and propose new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign governments becomes more likely.  Our business could be negatively impacted by the application of existing laws and regulations or the enactment of new laws applicable to email marketing.  The cost to comply with such laws or regulations could be significant and would increase our operating expenses.

If there is new tax treatment of companies engaged in Internet commerce, it could adversely affect the commercial use of our marketing services and our financial results.

Due to the global nature of the Internet, it is possible that governments might attempt to tax our activities. New or revised tax regulations may subject us to additional sales, income and other taxes.  New York State, for example, taxes online sales. Recently there has been movement toward Congress permitting states and localities to impose sale taxes on online purchases. In 2013, the United States Senate passed legislation to permit taxation of Internet sales; it is uncertain if the House will act or, if it does, how it will act and if any legislation will be signed into law. We cannot predict the effect of current attempts to impose sales, income or other taxes on commerce over the Internet. New or revised taxes and especially sales taxes would likely increase the cost of doing business online, and increase advertising and marketing costs over the Internet. Any of these events will increase our costs and adversely affect our business and results of operations.

If a third party asserts that we are infringing on its intellectual property, whether successful or not, it could subject us to costly and time-consuming litigation or require us to obtain expensive licenses, and our business may be adversely affected.

The Internet industry is characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. A party may assert patent and other intellectual property infringement litigation against us claiming our platform infringes on its patents or otherwise violates its intellectual property rights.  Any lawsuit, whether or not successful, could:

•	Divert management’s attention;

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•	Result in prohibitive costs;
•	Require us to enter into royalty or licensing agreements, which may not be available on acceptable terms, or at all; or
•	Require us to redesign our platform to avoid infringement.

As a result, any third-party intellectual property claims against us could increase our expenses and adversely affect our business. In addition, agreements with third parties require us to indemnify them for intellectual property infringement claims, which would increase the cost to us resulting from an adverse ruling on any such claim. Even if we have not infringed any intellectual property rights, we cannot be sure our legal defenses will be successful, and even if we are successful in defending against such claims, our legal defense could require significant financial resources and management time. Finally, if a claimant successfully asserts a claim that our services infringe their proprietary rights, royalty or licensing agreements might not be available on terms we find acceptable, or at all.

If we cannot protect our intellectual property rights, we may be unable to compete with competitors developing similar technologies.

We regard the protection of our trade secrets and other intellectual property rights as critical to our success. A substantial amount of our processes and technologies is protected by trade secret laws. In order to protect these technologies and processes, we rely in part on confidentiality agreements with our employees, licensees, independent contractors and other advisors. These agreements may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such parties. To the extent that our employees, contractors or other third parties with which we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Laws regarding trade secret rights in certain markets in which we currently, or in the future, operate may afford little or no protection to our trade secrets. The loss of trade secret protection could make it easier for third parties to compete with our platform by copying functionality. In addition, any changes in, or unexpected interpretations of, the trade secret and other intellectual property laws may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our business, revenue, reputation and competitive position.

Risks Related to Our Common Stock and Warrants

Because the market for our common stock is limited, persons who purchase our common stock and warrants may not be able to resell their shares at or above the purchase price paid for them.

Our common stock trades on the Over-The-Counter Bulletin Board which is not a liquid market. There is currently only a limited public market for our common stock. We cannot assure you that an active public market for our common stock will develop or be sustained in the future. While we have applied to list our common stock on the NASDAQ Capital Market, we cannot assure you that our application will be granted or if it is, the market will be more liquid. If the market for our common stock does not become more active or if our common stock price does not continue to trade above $4.00 per share, it is not likely our listing application with NASDAQ will be approved. If an active market for our common stock does not develop there may be a substantial decrease in the price of our common stock.

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Because we are subject to the “penny stock” rules, brokers cannot generally solicit the purchase of our common stock, which adversely affects its liquidity and market price.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions, including listing on a national securities exchange like NASDAQ. The market price of our common stock on the Bulletin Board has been primarily less than $5.00 per share and therefore we are currently considered a “penny stock” according to SEC rules.  This designation requires any broker-dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. If NASDAQ does not approve our listing application, we will remain subject to the “penny stock” rules unless our stock price is above $5.00.

Due to factors beyond our control, the price of our securities may be volatile.

Any of the following factors could affect the market price of our common stock and warrants:

•	Our failure to close this offering;
•	Our failure to have our securities listed on NASDAQ;
•	Our failure to increase revenue in each succeeding quarter;
•	Our failure to achieve and maintain profitability;

•	Our failure to meet our revenue and earnings guidance or our failure to meet financial analysts’ performance expectations;

•	The loss of a number of buyers or our failure to attract more buyers;

•	The sale of a large amount of common stock by our shareholders;

•	Our announcement of a pending or completed acquisition or our failure to complete a proposed acquisition;

•	An adverse court ruling or regulatory action;

•	Changes in market valuations of similar companies;

•	Short selling activities;

•	Our announcement of any financing which is dilutive to our shareholders;

•	Our announcement of a change in the direction of our business; or

•	Announcements by us, or our competitors, of significant contracts, acquisitions, commercial relationships, joint ventures or capital commitments.

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In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted.  A securities class action suit against us could result in substantial costs and divert our management’s time and attention, which would otherwise be used to benefit our business.

Because we may not be able to attract the attention of major brokerage firms, it could have a material impact upon the price of our common stock and warrants.

It is not likely that securities analysts of major brokerage firms will provide research coverage for our common stock and warrants due to our limited size.  The absence of such coverage limits the likelihood that an active market will develop for our common stock.  It may also make it more difficult for us to attract new investors at times when we acquire additional capital.

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

The net proceeds from this offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds from this offering for marketing and advertising, improving our platform technology, general corporate purposes and working capital. See “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our shareholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

If we become subject to a regulatory investigation, it could cause us to incur substantial costs or require us to change our business practices in a manner materially adverse to our business.

From time to time, we may receive inquiries from regulators regarding our compliance with laws and other matters. For example, in August 2011, the Florida Attorney General, which we refer to as the “AG”, initiated an official investigation into whether or not we engaged in unfair trade practices in violation of its “Little FTC Act.” The investigation was due to seller complaints primarily with our former gold business, although some complaints related to our initial cell phone business. In March 2013, we entered into a settlement with the AG in which we agreed to pay the AG $20,000. Responding to or defending other such actions would cause us to incur substantial expenses and divert our management’s attention. If we are unsuccessful, we may have to change our policies or practices. Any such change or defense of a regulatory investigation or action could reduce our future revenues and increase our costs and adversely affect our future operating results.

Violation of existing or future regulatory orders or consent decrees could subject us to substantial monetary fines and other penalties that could negatively affect our financial condition and results of operations. In addition, it is possible that future orders issued by, or enforcement actions initiated by, regulatory authorities could cause us to incur substantial costs or require us to change our business practices in a manner materially adverse to our business.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to _____ shares of common stock offered in this offering at a public offering price of $___ per unit, and after deducting underwriting discounts and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $___ per share, or ___%, at the public offering price, assuming no exercise of the warrants. In addition, in the past, we issued preferred stock and warrants to acquire shares of common stock and may need to do so in the future to support our operations. To the extent these shares of preferred stock and/or warrants (and our current shares of preferred stock and warrants) are ultimately converted into or exercised for common stock, you will sustain future dilution.

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Because our officers and directors and their business associates own a significant amount of our common stock and convertible preferred stock, it is likely that they will continue to be able to exert significant control over matters which require shareholder approval including election of directors and the future sale of our business.

As of April 10, 2014, our executive officers and directors beneficially owned approximately 29.4% % of our outstanding voting stock. In addition, their business associates beneficially owned approximately 37% of our outstanding voting stock with one person having the ability to increase his ownership if he were to waive a 9.9% beneficial ownership blocker. Therefore, these shareholders will have the ability to influence us through this ownership position. These shareholders may be able to determine all matters requiring shareholder approval. These shareholders, acting together, may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock you may believe are in your best interest as one of our shareholders.

Holders of warrants will have no rights as common shareholders until such holders exercise their warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

We do not expect to pay dividends in the future, which means that investors may not be able to realize the value of their shares except through a sale.

We have never, and do not anticipate that we will, declare or pay a cash dividend. We expect to retain future earnings, if any, for our business and do not anticipate paying dividends on common stock at any time in the foreseeable future. Because we do not anticipate paying dividends in the future, the only opportunity for our stockholders to realize the creation of value in our common stock will likely be through a sale of those shares.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements including market opportunities, our belief regarding the future success of our marketplace, liquidity and capital expenditures.  All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements.  The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements.  We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in “Risk Factors” elsewhere in this prospectus.

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Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance.  Moreover, our business is competitive and our business model is expected to change.  New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any risk factor, or combination of risk factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

DILUTION

The net tangible book value of our common stock on December 31, 2013 was approximately $(1,473,277), or approximately $(0.30) per share, based on 4,907,462 shares of our common stock outstanding as of December 31, 2013. Net tangible book value per share represents the amount of our total tangible assets, less our total liabilities, divided by the total number of shares of our common stock outstanding. Dilution in net tangible book value per share to new investors represents the difference between the amount per share paid by purchasers for units in this offering and the net tangible book value per share of our common stock immediately afterwards.

After giving effect to the sale of __________ shares in this offering at the public offering price of $______ per unit, and after deducting the underwriting commissions and estimated offering expenses, our as adjusted net tangible book value as of December 31, 2013 would have been approximately $__________, or $______ per share. This represents an immediate increase in net tangible book value of $________ per share to existing shareholders and immediate dilution in net tangible book value of $________ per share to new investors purchasing units in this offering at the public offering price.

The following table illustrates this per unit dilution:

Public offering price per unit			$
Net tangible book value per share as of December 31, 2013		$(1,473,277)
Increase in net tangible book value per share attributable to new investors in this offering	$
Pro forma net tangible book value per share as of December 31, 2013, after giving effect to this offering			$
Dilution per share to new investors in this offering			$

The foregoing illustration does not reflect potential dilution from the conversion of our outstanding convertible preferred stock or the exercise of outstanding stock options or warrants.

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The above table is based on 4,907,462 shares outstanding as of December 31, 2013 and excludes, as of that date:

•	103,232 shares of Series E Preferred Stock issued in 2014 upon conversion of convertible notes (convertible into 103,232 shares of common stock);
•	280,427 shares of common stock issued in 2014 upon conversion of convertible notes
•	591,666 shares of common stock which we sold after December 31, 2013;
•	557,413 shares of common stock issuable upon the exercise of options with an average exercise price of approximately $4.98 per share;
•	476,270 shares of common stock issuable upon the exercise of warrants with an average exercise price of $3.02 per share;
•	62,002 shares of common stock issuable upon the conversion of preferred stock (other than the Series E preferred stock); and
•	83,460 shares of our common stock reserved for future issuance under our 2008 Equity Incentive Plan.

To the extent that any of these securities are exercised or converted, there will be further dilution to new investors.

USE OF PROCEEDS

We estimate that we will receive up to $___ in net proceeds from the sale of units in this offering, based on a price of $___ per unit and after deducting estimated underwriting fees and estimated offering expenses payable by us based on . We cannot predict when or if the warrants will be exercised. If all of the warrants issued in this offering are exercised for cash, then we will receive an additional $___ of proceeds. It is possible that the warrants may be exercised on a cashless basis or expire prior to being exercised, in which case we will not receive any additional proceeds.

We intend to use the net proceeds from this offering for the following purposes:

	Application of Net Proceeds	% of Net Proceeds

Marketing			%
Improvement in platform technology			%
Working capital and general corporate purposes			%
Total	$	100%

The allocation of the net proceeds of this offering set forth above represents our best estimates based upon our current plans and assumptions regarding industry and general economic conditions and our future revenues and expenditures. If any of these factors change, it may be necessary or advisable for us to reallocate some of the proceeds within the above-described categories or to use portions for other purposes. Our management team will have discretion on allocating the proceeds amongst the categories above. Investors will be relying on the judgment of our management regarding application of the net proceeds of this offering.

Pending use of the proceeds of this offering, we will invest the net proceeds of this offering in short-term, investment grade, interest-bearing instruments. We currently anticipate that the net proceeds of this offering, together with our available funds, will be sufficient to meet our anticipated needs for working capital and capital expenditures through at least 12 months following the closing of this offering.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2013:

•          on an actual basis; and

•          on a pro forma basis, based upon an assumed offering price of $_____ per share of unit, to give effect to the sale of the units being offered hereunder, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Based on the offering price of $___ per unit, we allocated the consideration to common stock.  The pro forma information below is only for illustrative purposes and our capitalization following the completion of this offering will be adjusted based on the actual offering price and other terms of this offering determined at pricing. The pro forma information below is only for illustrative purposes and our capitalization following the completion of this offering will be adjusted based on the actual offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Use of Proceeds” above as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements and the related notes appearing elsewhere in this prospectus.

		December 31, 2013
	Actual	As Adjusted
		(1)(2)

Shareholders’ (Deficit):

Series A convertible preferred stock, ($0.0001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding)	-

Series B convertible preferred stock, ($0.0001 value per share, 4,000,000 shares authorized, 976,250 shares issued and outstanding,) Liquidation preference $976,250	98

Series D preferred stock, ($0.0001 value per share, 350,000 shares authorized, 0 shares issued and outstanding)	-

Series E preferred stock, ($0.0001 value per share, 103,232 shares authorized, 0 shares issued and outstanding)	-

Common stock, ($0.0001 par value, 650,000,000 shares authorized, 4,973,073 shares issued and 4,907,462 shares outstanding) (1)	490

Additional paid-in capital	44,087,232

Accumulated deficit	(44,754,133)

Total stockholders’ (deficit)	(666,313)

Total capitalization	$(666,313)	$

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(1)	The Adjusted amounts give effect to the sale of: (a) the units being sold in this offering, (b) 591,666 shares of common stock sold in our 2014 private placement, (c) 349,899 shares of common stock underlying preferred stock issued subsequent to December 31, 2013, (d) 280,427 shares of common stock issued upon conversion of convertible debt, and (e) 4,166 shares of common stock issued upon exercise of warrants in 2014. No effect is given 183,333 restricted stock units or other outstanding options and warrants itemized in Note (2) below.

(2)	The Actual amounts do not include:

•	a total of 542,995 shares of common stock issuable upon the exercise of outstanding stock options;

•	a total of 281,687 shares of common stock issuable upon the exercise of warrants (not including the 146,667 shares issuable upon conversion of Series C preferred stock which is contained in the number of shares as described in the next bullet point); and

•	349,899 shares of common stock underlying preferred stock issued subsequent to December 31, 2013.

and

•	____________ shares of common stock issuable upon exercise of the warrants issued to the public in connection with this offering.

MARKET FOR COMMON STOCK

Our common stock is quoted on the Bulletin Board under the symbol “USEL.” As of April 11, 2014, the last reported sale price of our common stock as reported by the Bulletin Board was $4.78 per share. As of that date, there were approximately 123 shareholders of record. This number does not include beneficial owners whose shares are held in the names of various securities brokers, dealers and registered clearing agencies. All share and per share information in the table below reflects the 1-for-15 reverse stock split which was effected on January 21, 2014 .

The following table provides the high and low bid price information for our common stock for the periods indicated which reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

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Year	Quarter Ended	Stock Price
		High	Low
		($)	($)
2013	December 31	5.62	2.10
	September 30	3.46	2.10
	June 30	3.45	1.05
	March 31	2.70	1.27

2012	December 31	2.85	0.75
	September 30	7.35	2.25
	June 30	8.25	3.60
	March 31	12.60	3.90

Dividend Policy

We have not paid any cash dividends on our common stock and do not plan to pay any such dividends in the foreseeable future. We currently intend to use all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth under “Risk Factors” in this prospectus.

Company Overview

uSell.com, Inc. is a technology based company focused on creating an online marketplace where sellers interested in selling small consumer electronics through an ecommerce website based service can:

•	Find cash offers for their items based on the make, model, and condition of each item

•	Efficiently compare offers for those items from a marketplace of professional buyers

•	Review satisfaction ratings and customer reviews of each buyer

•	Determine the offer they wish to accept

•	Immediately complete their transaction on our website with the buyer of their choice

•	Ship their device for free using either a prepaid shipping kit or shipping label, and

•	Track the progress of their order online from initiation to final payment for their device

Our business model is similar to well established ecommerce websites such as Amazon (www.amazon.com) and eBay (www.ebay.com). These companies leverage the power of a specialized network of merchants to (i) offer competitive pricing to the customer, (ii) assist the customer in deciding who to transact with by providing relevant information about each merchant, and (iii) provide fulfillment services to facilitate transactions. However, while websites like Amazon and eBay enable sellers to purchase goods by leveraging a network of sellers, uSell enables sellers to sell goods by leveraging a network of buyers.

Reverse Stock Split

On January 21, 2014, we effected a 1-for-15 reverse stock split of our common stock. As a result of the reverse stock split, every fifteen shares of our common stock were combined into one share of common stock. Immediately after the January 21, 2014 effective date, we had 4,907,462 shares of common stock outstanding. The share numbers and prices contained herein have been adjusted to give retroactive effect to the reverse stock split.

2013 Highlights

•	Revenues of $5.4 million for the year ended December 31, 2013, up 125% from revenues of $2.4 million for the year ended December 31, 2012;
•	Gross margins above 90% for the 8th consecutive quarter;
•	Operating loss of $4.3 million for the year ended December 31, 2013, a $2.3 million improvement from an operating loss of $6.6 million for the year ended December 31, 2012;
•	Cash used in operating activities of $1.8 million for the year ended December 31, 2013, a $1.5 million improvement compared to $3.3 million of cash used in operating activities for the year ended December 31, 2012; and

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•	Continued improved efficiency of our marketing spend.

New Accounting Pronouncements

See Note 3 to the accompanying Consolidated Financial Statements contained herein for a discussion of recent accounting pronouncements.

Critical Accounting Policies

In response to financial reporting release FR-60, Cautionary Advice Regarding Disclosure About Critical Accounting Policies, from the Securities and Exchange Commission or the SEC, we have selected our more subjective accounting estimation processes for purposes of explaining the methodology used in calculating the estimate, in addition to the inherent uncertainties pertaining to the estimate and the possible effects on the our financial condition. The accounting estimates are discussed below and involve certain assumptions that if incorrect could have a material adverse impact on our results of operations and financial condition. See Note 3 to our Consolidated Financial Statements contained herein for further discussion regarding our critical accounting policies and estimates.

Intangible Assets

Our intangible assets pertain to capitalized software costs and our website domain address. We capitalize costs related to software developed or obtained for internal use when management commits to funding the project, the project completes the preliminary project stage and the software will be used to perform the function intended. Capitalization of such costs ceases when the project is substantially complete and ready for its intended use.

We periodically review the carrying values of our long-lived assets when events or changes in circumstances indicate that it is more likely than not that their carrying values may exceed their fair values, and record an impairment charge when considered necessary.

Revenue Recognition

Revenue is recognized when all of the following conditions exist: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectability is reasonably assured.

Consumer Electronics Referrals

Individuals responding to our advertising campaigns come to our website where they search our database for the item they wish to sell. They are prompted to answer a number of questions regarding the condition of the item and which associated accessories they have, if any. Upon completion of the appraisal questions, they are presented with a listing of offers to purchase their item from our buyers. Until recently we earned a fee for providing our buyers with seller leads and recognized revenue upon online acceptance of the buyer’s offer by the seller. We received this fee regardless of whether the seller ultimately sent in the device. We record payments received from buyers in advance of offer acceptance as deferred revenue at the time payment is received. The financial statements contained in this prospectus used this method of recognizing revenue. Under our new business model, we earn a fee only when a buyer pays a seller for a received device.

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Until January 2013, all our buyers paid on a tiered pricing structure, where fees were based on the offer price that was offered to the seller. For instance, we charged a higher fee when a seller placed an order to sell their device for $100 than we earned when a seller placed an order to sell their device for $50.

Beginning in January 2013, we changed our fee structure to our buyers. Previously, our buyers were paid fees based on the demand for the individual SKU which the seller was seeking to sell. Fees were no longer based on the value of the item sold. For instance, an iPhone might have had a higher fee than an Android, even if that particular Android had a higher offer price to the seller. All other terms of our agreements with our buyers remained the same.

By late March 2014, we completed a material change to our business model. We began implementing this change in early February, and phased it in over the subsequent six weeks. Prior to this change, we had generated revenue from leads fees that we charged to buyers upon the seller completing the sign-up form on our website.  Beginning in February, we transitioned to a new model where buyers pay us a commission only when they pay the customer for a received device.

Fulfillment Revenue

In December 2012, we began to offer fulfillment services on behalf of our buyers for the items sold by sellers. We began acting as the agent in these transactions, passing orders booked by our buyers to our fulfillment vendor, who then assembles the kits and mails them directly to the sellers. We earn a standard fee from our buyers and recognize revenue upon shipment of the kits to the sellers. We evaluated the presentation of revenue on a gross versus net basis and determined that since we perform as an agent without assuming the risks and rewards of ownership of the goods, revenue should be reported on a net basis.

Advertising Revenue

Advertising revenues primarily come from payments for text-based sponsored links and display advertisements. Generally, our advertisers pay us on a cost per click, or CPC basis, which means advertisers pay us only when someone clicks on one of their advertisements, or on a cost per thousand impression basis, or CPM. Paying on a CPM basis means that advertisers pay us based on the number of times their advertisements appear on our websites or mobile applications.

Share-Based Payment Arrangements

We account for stock options in accordance with Accounting Standards Codification (“ASC”) 718: Compensation - Stock Compensation (“ASC 718”). ASC 718 requires generally that all equity awards be accounted for at their “fair value.” This fair value is measured on the grant date for stock-settled awards, and at subsequent exercise or settlement for cash-settled awards. Fair value is equal to the underlying value of the stock for “full-value” awards such as restricted stock and performance shares, and estimated using an option-pricing model with traditional inputs for “appreciation” awards such as stock options and stock appreciation rights.

Costs equal to these fair values are recognized ratably over the requisite service period based on the number of awards that are expected to vest, or in the period of grant for awards that vest immediately and have no future service condition. For awards that vest over time, cumulative adjustments in later periods are recorded to the extent actual forfeitures differ from our initial estimates: previously recognized compensation cost is reversed if the service or performance conditions are not satisfied and the award is forfeited. The expense resulting from share-based payments is recorded in general and administrative expense for the years ended December 31, 2013 and 2012.

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Subsequent modifications to outstanding awards result in incremental cost if the fair value is increased as a result of the modification. Thus, a value-for-value stock option repricing or exchange of awards in conjunction with an equity restructuring does not result in additional compensation cost.

Results of Operations

Comparison of the Year Ended December 31, 2013 to the Year Ended December 31, 2012

The following table sets forth, for the periods indicated, consolidated statements of operations information:

	Years Ended December 31,		Change	Change
	2013	2012	(Dollars)	(Percentage)
Revenue	$5,371,381	$2,383,466	$2,987,915	125%
Cost of Revenue	416,233	222,036	194,197	87%
Gross Profit	4,955,148	2,161,430	2,793,718	129%
Sales and Marketing	4,729,552	2,601,655	2,127,897	82%
General and Administrative	4,480,070	6,145,060	(1,664,990)	-27%
Operating Loss	(4,254,474)	(6,585,285)	2,330,811	-35%
Other (Expense) Income	(8,382)	(2,264,086)	2,255,704	-100%
Net Loss	$(4,262,856)	$(8,849,371)	$4,586,515	-52%

Revenue by Type

The following table breaks down our revenue by type:

	Years Ended December 31,
	2013		2012
Consumer Electronics Referrals	$4,923,124	92%	$2,357,772	99%
Precious Metals	-	0%	11,000	1%
Fulfillment Revenue	162,965	3%	7,041	0%
Advertising Revenue	285,292	5%	7,653	0%
	$5,371,381	100%	$2,383,466	100%

Comparison of Revenue and Sales and Marketing Spend

The following table compares our revenue to the amount of sales and marketing expenses for the corresponding periods.

	Years Ended Dec. 31,
	2013	2012
Revenue	$5,371,381	$2,383,466
Sales and Marketing Expenses	$4,729,552	$2,601,655
Percentage of Revenue	88%	109%

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As we increase our sales and marketing expenses, our revenues increase which demonstrates a strong correlation between revenue and our spending on advertising and marketing. Comparison of revenue, cost of revenue and the resulting gross margins for the year ended December 31, 2013 to the same period in 2012 highlights the effects of the growth of our business over the last year. We have increased our revenues by 125% over the prior year, while improving our gross margin percentage. Our revenues for the years ended December 31, 2013 and 2012 were primarily generated by earning lead fees for providing our buyers with sellers. Additionally, during the year ended December 31, 2013 we began to generate advertising revenues primarily from text-based sponsored links and display advertisements.

Cost of Revenue

Our cost of revenue for generating leads for our buyers consists primarily of costs to access and maintain our website, as well as amortization expense on our technology platform software.

Sales and Marketing Expenses

Our sales and marketing expenses represent one of our most significant costs, amounting for 88% and 109% of revenue for the years ended December 31, 2013 and 2012, respectively. We utilize direct response advertising and marketing campaigns, including television, print, and Internet to attract sellers to our website. Our sales and marketing costs include production costs to produce and edit advertisements, as well as the costs to run them. We manage our advertising and marketing campaigns, and make allocation decisions, by measuring their effectiveness based on a variety of metrics, including response rates, conversion rates and average revenue statistics. During 2012, our advertising and marketing costs exceeded our revenue as we incurred significant production costs to generate advertisements promoting our new online marketplace and optimized the placement of those advertisements. We have seen improvement in the return on our advertising and marketing expenses through 2013, as evidenced by the decline in total sales and marketing costs as a percentage of revenue as noted in the above table. Factors such as the time of year and significant local or nationally televised events can influence the effectiveness of our advertising campaigns. Our marketing spending will continue to vary during 2014 as we add new buyers and increase our conversion rates. As we continue to invest in and improve our infrastructure, we believe it will improve our efficiency and service and increase prices on our site; allowing us to increase our marketing spend, thereby increasing traffic to our website and, accordingly, increase our revenues.

General and Administrative Expenses

General and administrative expenses include professional fees for technology, legal and accounting services as well as consulting and internal personnel costs for our back office support functions. Our general and administrative expenses for the years ended December 31, 2013 and 2012 were impacted by non-cash compensation expense pertaining to share grants and option grants for services.

Excluding non-cash compensation expense, our general and administrative expenses for the year ended December 31, 2013 decreased by approximately $226,000, compared to the year ended December 31, 2012. The year ended December 31, 2013 includes a recovery of bad debt expense of approximately $67,000, whereas the year ended December 31, 2012 includes a provision for bad debt expense of approximately $100,000, resulting from our ongoing assessment of the recoverability and collectability of our accounts receivable. Additionally, the year ended December 31, 2013 reflects the recognition of approximately $218,000 of income due to the reversal of previously recorded liabilities. The decrease in our general and administrative expenses was offset by an increase in salary and salary related expenses of approximately $159,000, as we invested in our infrastructure by increasing our headcount to support our business model.

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Other Income (Expenses)

Other income (expense) during the year ended December 31, 2013 includes approximately $335,000 of interest expense primarily attributable to our 2013 convertible notes. We recorded approximately $309,000 of non-cash interest expense related to the accretion of the discount associated with our 2013 convertible notes and approximately $23,000 of contractual interest expense on our 2013 convertible notes. Additionally, we recorded approximately $61,000 of derivative expense in connection with the initial valuation of the derivative liability pertaining to the price protection feature on our 2013 convertible notes and approximately $149,000 related to the change in the market value of the derivative liability pertaining to our 2013 convertible notes. Other income (expense) during the year ended December 31, 2013 also includes approximately $189,000 related to the gain on the settlement of certain accounts payable due to the final liquidation of our UK subsidiary and approximately $48,000 of income due to the change in the market value of the derivative liability pertaining to our 2011 Series A preferred stock which we refer to as the 2011 Series A. In March 2013, all 177,906 shares of outstanding 2011 Series A were converted into common stock.

Other income (expense) during the year ended December 31, 2012 was primarily attributable to the change in the market value of the derivative liability pertaining to our 2011 Series A mainly resulting from the change in our stock price. The derivative liability related to the price protection provided to investors in the 2011 Series A offering. During the year ended December 31, 2012, we also incurred interest expense associated with our 2011 convertible notes of approximately $400,000, partially offset by a gain on the settlement of certain accounts payable of $190,000.

Liquidity and Capital Resources

We utilize direct response advertising and marketing campaigns, including television, print and Internet to attract sellers to our website where we help them monetize household items, such as small consumer electronics that they are no longer using. These advertising and marketing campaigns are our most significant use of cash from operations. Payment policies for these campaigns vary by advertising medium and by vendor. Payment terms vary as well, but in general payment for our advertisements is due within two-weeks or less of when the advertisement airs. Other significant uses of cash include production costs to create our advertisements, salary expense for our employees, and professional fees.

Under our new business model, we typically collect cash receipts from buyers on the uSell marketplace within five days of when buyers receive devices.  This time period may be longer in the case when the device received is either a different device or is in a different condition than what the seller represented when he completed the sign-up on our website.  In those instances, a re-quote process occurs.  A new offer is made to the seller, which he may either accept or reject.  If the re-quote offer is accepted, we typically collect the corresponding the cash receipts within five days from the day the offer was accepted.  If the re-quote is rejected the device is sent back to the seller and no cash receipts are received.  The re-quote process occurs on approximately 25% of devices received and 75% of re-quotes are accepted. The cash flows from operations which follow are based on our old business model.

Cash Flows from Operating Activities

We used approximately $1.8 million of cash in operating activities in 2013, a decrease of approximately $1.5 million, from approximately $3.3 million of cash used in operating activities in 2012. Our net loss of approximately $4.3 million was mainly offset by approximately $2.1 million of stock-based compensation, $363,000 of depreciation and amortization and $309,000 of amortization of debt discount pertaining to our 2013 convertible notes. The 2013 net loss was also impacted by a gain on the settlement of certain accounts payable of approximately $189,000 and approximately $149,000 from the change in the market value of the derivative liability pertaining to our 2013 convertible notes. Changes in working capital provided approximately $46,000 of cash during the year ended December 31, 2013.

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Our 2012 net loss of approximately $8.8 million was mainly offset by approximately $3.6 million of stock-based compensation and a change in fair value of derivative liability related to our Series A preferred stock of approximately $2.1 million. Changes in working capital used approximately $523,000 of cash during the year ended December 31, 2012.

Cash Flows from Investing Activities

During the year ended December 31, 2013, we capitalized approximately $541,000 of website development costs, compared to approximately $248,000 in 2012. We currently do not have any capital obligations or commitments that will require a significant amount of capital.

Cash Flows from Financing Activities

During the year ended December 31, 2013, our financing activities generated approximately $1.2 million in net proceeds from our 2013 convertible notes. During the year ended December 31, 2012, our financing activities generated approximately $3.3 million in net proceeds, mainly comprised of proceeds from the sale of our 2011 Series A, partially offset by the repayment of an outstanding note payable to an investor.

Liquidity

We do not yet have a sustained history of financial stability. Historically our principal source of liquidity has been the issuances of debt and equity securities (including to related parties), including preferred stock, common stock and various debt financing transactions of which some of the recent offerings are described in the next paragraph. Losses from operations are continuing subsequent to December 31, 2013. We anticipate that we will continue to generate losses from operations in the near future. If necessary, we will reduce operating expenses other than marketing and advertising expenses. As we continue to invest in and improve our infrastructure, we believe it will improve our efficiency and expand the number of buyers on our site; which will allow us to increase our marketing spend and, accordingly, increase our revenues.

In late 2013, we sold $1,220,000 of convertible notes. The convertible notes, plus accrued interest, were converted in February 2014. In February and March 2014, we issued a total of 591,666 shares of common stock to several investors in exchange for net proceeds of $1,700,000. This offering is designed to provide additional working capital, as well as meet the NASDAQ’s shareholders equity listing requirement. If we do not close this offering, we expect that we have enough cash to sustain operations at the present level for approximately one year.

There can be no assurance that the plans and actions proposed by management will be successful, that we will generate profitability and positive cash flows in the future, that our diversification and expansion plans will not require substantial amounts of capital beyond our current capabilities, or that unforeseen circumstances will not require us to seek additional funding sources in the future or effectuate plans to conserve liquidity. If additional sources of funds are needed to continue operations, future efforts to raise additional funds may not be successful or, they may not be available on acceptable terms, if at all.

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The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should uSell be unable to continue as a going concern. The ability of uSell to continue as a going concern is dependent on management’s plans, which include further implementation of its business plan including the closing of this offering.

Related Party Transactions

See Note 13 of the Consolidated Financial Statements contained herein.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

BUSINESS

uSell.com, Inc. is a technology based company focused on creating an online marketplace where sellers interested in selling consumer electronics through an ecommerce website based service can:

•	Find cash offers for their items based on the make, model, and condition of each item;

•	Efficiently compare offers for those items from a marketplace of professional buyers;

•	Review satisfaction ratings and customer reviews of each buyer;

•	Determine the offer they wish to accept;

•	Immediately complete their transaction on our website with the buyer of their choice;

•	Ship their device for free using either a prepaid shipping kit or shipping label; and

•	Track the progress of their order online from initiation to final payment for their device.

Our business model is similar to well established ecommerce websites such as Amazon (www.amazon.com) and eBay (www.ebay.com). These companies leverage the power of a specialized network of merchants to (i) offer competitive pricing to the customer (ii) assist the customer in deciding who to transact with by providing relevant information about each merchant and (iii) provide fulfillment services to facilitate transactions. However, while websites like Amazon and eBay enable sellers to purchase goods by leveraging a network of sellers, uSell enables sellers to sell goods by leveraging a network of buyers.

We utilize consumer oriented advertising efforts, such as direct response television commercials and various forms of Internet advertising, to attract sellers to our website. Effective consumer oriented advertising requires significant expertise and up-front capital to efficiently create, produce, edit and air the advertising campaigns.  Ineffective advertisements can result in significant costs that do not generate revenue sufficient to cover costs.

We work with electronics buying companies and provide them with a low risk, cost-efficient inventory acquisition model. Through participation in the uSell marketplace, our buyers can benefit from the high volume response rates to our national television advertising and broad-based Internet advertising campaigns, while minimizing the investment and risk associated with creating and running their own branded advertising campaigns.  Additionally, we provide our buyers with value added services such as shipping kit fulfillment, check processing, and analytics.

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When sellers enter information about the devices they intend to sell on our website, they are presented with offers from our buyers that are interested in purchasing these items. Until late March 2014, buyers paid us lead fees when sellers accepted offers on our website and provided us with their name and addresses.  We received these fees regardless of whether these sellers ultimately sent in their devices to buyers.  By late March 2014, we completed a material change to our business model. We began implementing this change in early February, and phased it in over the subsequent six weeks. Under the new model, buyers pay us a commission only when they pay the seller for a received device. We believe that this model provides our buyers with a competitive customer acquisition cost, which, in turn, allows them to offer higher prices to sellers.

Company Evolution

We were incorporated in Delaware on November 18, 2003. On July 23, 2008, we acquired Money4Gold, Inc., an early stage precious metals company, and changed our name to Money4Gold Holdings, Inc. We started our business operations in 2008, buying precious metals directly from the public and selling it to a partner company. On May 7, 2009, we acquired My Gold Envelope, Inc., or MGE. MGE brought a management team with extensive experience in creating and growing businesses that provide shareholder value in a broad array of industries, including direct response, Internet marketing and national retail distribution and sales. MGE’s ability to reach a broader number of sellers through its management’s experience in multi-language television advertising, direct response, and retail distribution and sales greatly accelerated our growth and increased our depth of management experience. In mid-2010, we changed our name to Upstream Worldwide, Inc. and diversified our business by introducing a service similar to our precious metals business for cellular phones. The response rates to the cellular phone offering far outpaced the responses on our precious metals campaigns. Hence, we began to focus our efforts on the domestic market for cellular phones and small consumer electronics. Through the end of 2010 and into 2011, our revenues began to shift substantially toward cellular phones. We stopped offering to purchase precious metals in the United Kingdom and European markets during the fourth quarter of 2010 and in Canada and the United States in early 2011. By mid-2011 we further adapted our business strategy and stopped offering to purchase cellular phones directly. In July 2011, we began to focus more intently on our core strengths of cost-effective customer acquisition and technology development by creating an online marketplace to connect sellers interested in selling consumer electronics to top-rated, reputable buyers. This strategy also allowed us to quickly expand into new product categories beyond cellular phones; we now offer a place to sell smartphones, iPads and other tablets, Kindles and other e-readers, digital cameras, MP3 players, and handheld game consoles. In April 2012, we acquired ecoSquid Inc., or Acquisition Corp. Acquisition Corp owned the intellectual property that we licensed in order to implement our marketplace technology platform. On July 23, 2012, we changed our name to uSell.com, Inc., and are continuing to build our business model to help sellers monetize household items, such as small consumer electronics that they are no longer using.

To date we have established several significant milestones toward our strategy:

•	We have developed and are using a differentiated marketplace technology where professional buyers can manage bids for various electronics devices, send prepaid shipping kits and/or shipping labels to sellers, process received items, communicate with sellers about orders, and initiate payments to sellers. We have also built and optimized a front end website for both desktops and mobile devices where sellers can find instant offers, buyer information including ratings submitted by other sellers, place orders, and track orders.

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•	We have established strong relationships with approximately 50 professional buyers to date, and are continuously working to bring more buyers to the platform. We believe that a higher number of buyers will make our online marketplace more efficient, thereby ensuring that sellers receive the best available pricing and service.

•	We have successfully scaled our marketing efforts during 2012 and 2013 through ongoing online and offline campaigns. Each campaign is carefully monitored which is intended to provide the highest returns, factoring in revenue and cost, as well as conversion rates at each phase of the process. By optimizing our advertising to focus on the most successful campaigns, we strive to have the highest returns on our investments and can consistently deliver the most cost efficient inventory acquisition channel to our buyers. We believe these benefits will be amplified even further as we increase the levels of our advertising investment moving forward.

•	We have facilitated more than 200,000 transactions, and currently attract over 1 million visitors to our website each month.

•	We have recently signed contracts with two major retail buyers, Staples and Tracfone, in which we have leveraged our best in class marketplace technology to offer technology trade-in to their respective customer bases. We believe these deals further validate both the demand for our service as well as the differentiation in our technology.

Market Opportunity

We believe that the market for online reverse commerce or reCommerce, though just emerging, is substantial, and that the smartphone and handheld electronics verticals offer the most immediate and compelling opportunities. There were approximately 121 million new smartphones sold in 2013. Most sellers do not know what to do with their old devices after they upgrade. Historically, only approximately 10% of used smartphones have been sold or traded in by sellers. We believe that this is because sellers (i) do not realize how much value their smartphones still hold after they have finished using them and (ii) believe that selling devices online is difficult and ultimately not worth the hassle. This prevailing seller mindset has created a constant lack of supply in the secondhand market. Demand, on the other hand, is thriving, fueled domestically by handset insurance providers and carrier refurbishment programs and abroad by foreign wholesalers looking to sell American products into their respective markets. We estimate that the smartphone aftermarket alone represents a $10 billion annual opportunity in the United States. We believe secondhand markets for other mobile electronics, such as laptops, tablets, mp3 players, and handheld gaming devices will continue to develop rapidly as well, and we estimate these markets represent another $15 billion in annual opportunity.

While electronics is the most immediate opportunity, we believe the opportunity for reCommerce extends beyond, to high demand secondhand goods like textbooks, gift cards, designer clothing and accessories, and numerous other goods that represent a goldmine of dormant inventory sitting in sellers’ homes. uSell estimates that the total market for in-home inventory is between $50-75 billion annually. This amount includes not only the items that are currently listed on our platform, but also other items for which we believe there is a robust potential reCommerce market. Our estimate of this market is more speculative than our estimates of the smartphone aftermarket and secondhand markets for other mobile electronics discussed above.

Challenges

There are several challenges that exist today in the market for online reCommerce and in particular used seller electronics, including:

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•	Seller Adoption: The online reCommerce model is still emerging and it will take time to build seller awareness. Sellers currently have preconceived notions about the process of selling online that must be overcome. Sites like eBay and Craigslist have created a perception that an online selling process involves creating an account, posting pictures, writing detailed product descriptions, and/or overseeing a time-consuming auction process. uSell intends to develop new approaches that will fight against this seller inertia that has developed over time.

•	Controlling Quality: uSell is a marketplace, and therefore does not directly handle inventory. Instead, it utilizes the buying power of a network of professional buyers to purchase devices from sellers. uSell does not pay the end seller directly and therefore does not directly control processing, payment times, and payment accuracy. uSell has built systems to algorithmically oversee buyer performance, but is still exposed to inadequate service from its buyers. Our main defense is to continue to build relationships with industry leading buyers and to maintain strict service levels to which its buyers must adhere. uSell may also take control of additional pieces of the value chain, such as the processing and testing of devices, in order to ensure a consistently excellent experience.

•	Seller Confusion: uSell offers a system where a seller may receive an instant quote for a certain item that he/she wishes to sell. However, it is the responsibility of the seller to correctly identify the make, model, and condition of a particular item. Due to the enormously vast number of SKUs in different categories, it is easy for a seller to incorrectly identify a product. When this happens, the seller may be subject to a revised quote from a buyer, which leads to a poor experience. uSell intends to continue to develop user interface optimizations that reduce seller confusion and ultimately lead to a better customer experience.

Competition

While still nascent, the market for reCommerce has gained significant momentum over the last two years, especially within the used smartphone vertical. Both online and offline competitors have entered the market looking to gain market share. Competitors within the smartphone vertical include:

•	Wireless carriers that have increased their focus on “trade-in” programs in part due to an effort to help their customers self-subsidize smartphones and tablets as they move away from traditional contract subsidies. These programs typically offer customers credit towards a new phone or eligibility to upgrade phones during the contract without paying for the new phone for a monthly fee.

•	Retailers and big box stores such as Best Buy, Walmart, and Staples also have implemented buyback programs. These retailers offer trade-in programs that issue gift cards or store credit. uSell currently powers Staples.com online Trade-in program.

•	Direct buyers such as Gazelle.com. Unlike uSell, Gazelle is not a marketplace, but instead directly purchases inventory from sellers and sells it either domestically or abroad. Like uSell, Gazelle also relies on television and other advertising and incurs associated operating expenses.

•	Traditional online marketplaces such as eBay and online classified sites such as Craigslist. These sites continue to offer an alternative to sellers but require a time intensive review of all available offers and less streamlined logistics.

Beyond the smartphone and electronics verticals, reCommerce participants have emerged in almost every major category. Chegg and ValoreBooks compete to purchase used textbooks, CardCash and Cardpool focus on purchasing used gift cards, and Twice and Thredup vie to purchase used clothing directly from sellers. We believe that each of these individual verticals, in addition to new verticals, will continue to saturate, further enhancing the need for a comprehensive reCommerce marketplace solution.

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Our Approach

Product

Sellers responding to our advertising campaigns come to our website where they use a simple search mechanism to identify the make and model of the item that they wish to sell. They are then asked to appraise the product by answering one simple question about the product’s condition- whether it is in “Flawless,” “Good,” or “Damaged” condition. They are then presented with a list of cash offers from uSell’s network of professional buyers. In addition to assessing the various prices offered, sellers can review ratings left by other sellers that have transacted with a particular buyer. uSell also recommends one offer based on its “Best Match” criteria, which takes into account both the price offered and the ratings of a particular buyer.

Once a seller accepts an offer, the transaction is completed after the seller indicates its preferred method of payment and mailing address. uSell then sends the seller a prepaid shipping kit to ship the device to the buyer. The buyer then manages and processes the order through the uSell platform and ultimately issues payment to the seller through the uSell system. The seller may create an account on uSell to track the status of the order throughout the process. In the event of a revised offer, the seller may opt to accept the revised offer or have the device returned free of charge.

Strengths

We believe that we have certain key strengths that will enable us to be successful:

•	Industry Best Pricing and Cash Offers : Due to uSell’s marketplace approach, we believe we should have a significant pricing advantage over our competition. Due to the nature of the industry, different buyers have pricing advantages at different times on different products. The secondhand market for smartphones is highly dynamic and no buyer can maintain a true pricing advantage for a long period of time. Because uSell is a marketplace that leverages the collective buying power of an entire network of buyers, we believe that we will offer industry-leading pricing. Furthermore, we believe that offering cash, rather than store credit or gift cards, provides us with a distinct advantage over carrier and retailer programs.

•	Unlimited Virtual Catalog : We believe that we are the first online marketplace of our kind in the reCommerce industry. While many competitors have attempted to gain market share in individual verticals, none have taken a vertically agnostic approach. Because we can leverage the buying power of many buyers in different verticals, we can offer sellers the ability to sell a broader list of SKUs than any individual buyer that is directly purchasing inventory. We believe this ability to cross monetize sellers in different verticals will create customer stickiness and a sustained competitive advantage.

•	Technology Driven : We believe we have one of the strongest technology teams in the reCommerce industry. We strive to innovate quickly and are continuously developing and releasing new functionality on our website to enhance the customer experience. While most of our competitors must focus on the operational challenges of processing and selling inventory on a day-to-day basis, we focus on improving our product and technology.

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•	Scalable and Cost Efficient : We designed our business model and technology platform to be highly scalable and cost efficient. Our software and systems have been designed to handle significant growth in users and queries, without requiring significant re-engineering or major capital expenditures. In addition, we use a combination of proprietary software and public domain technologies that will allow us to leverage our technology investments as our traffic volume continues to grow. We do not incur meaningful costs or overhead associated with fulfillment or customer service, and we maintain relatively low fixed operating costs.

•	Flexible Discretionary Advertising : Our largest expenditures pertain to our advertising and marketing campaigns. Our seller oriented advertising efforts include television and various forms of Internet advertising, as well as both affiliate and personal referral programs. Each approach is highly flexible and engineered in such a way as to minimize any significant up-front investments. We can dynamically tailor our campaigns to specific audiences and timeframes and adjust our spending levels to maximize our returns on each particular campaign and minimize the cost per visitor to our website.

•	Strong Management Team : Our management team is comprised of experienced marketing, technology and business entrepreneurs. Our varied industry backgrounds are united by the application of technological innovation to new or existing industries. We feel that our collective experience puts us in a unique position to focus on leveraging technology in an innovative way, while minimizing capital expenditures and overhead costs, to create an online marketplace that provides sellers a better way to sell small consumer electronics that they are no longer using.

Marketing and Advertising

We utilize direct response advertising and marketing campaigns, including television, print and Internet to attract visitors to our website. The methods of advertising used and the level of advertising investment vary based on a variety of factors that influence the effectiveness of direct response advertising. The nature of our direct response advertising and marketing campaigns generally yields a strong correlation between our level of spending on sales and marketing and our revenue. See page 27 for further description of the revenue and marketing spend correlation. Hence, as we increase our advertising and marketing budgets, we anticipate that our revenue will grow accordingly. Our advertising methods include the following:

•	Television advertisements that can be targeted toward specific demographics based on the type of show and time of day. Factors such as the time of year and significant local or nationally televised events can influence the effectiveness of campaigns.
•	Internet and affiliate marketing that target various demographics by advertising on publisher websites and on search engines, most commonly with keyword-based text ads, as well as with banners and contextual banners, focused on generating potential sellers by driving traffic to our websites. Internet marketing also reaches sellers who are using the web on their smart phones.
•	Mobile phone marketing that targets mobile phone users and provides the ability to specifically target owners of smart phones in general and certain specific models.
•	Remarketing efforts that focus on users who have visited the uSell site, but did not sell their phone. This incremental online advertising effort maximizes the dollars spent to initially bring the customer to the site by increasing overall conversions.
•	Referral marketing that encourage users to refer friends and family to uSell by offering cash incentives, thus allowing uSell to acquire multiple new sellers at a low incremental cost.

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Growth Strategy

We believe that the online component of reCommerce will eventually tip towards a single provider, and that a marketplace solution is the best candidate to succeed. We intend to continue to focus on providing the highest prices and the best service in the industry. This means continued investment in our marketplace and logistics technologies.

We believe we have made significant strides establishing industry leading solutions as we have had success in growing repeat and referral business.  While we are early in our lifecycle, we already see significant numbers of sellers coming from both of these categories.  Growth in these segments positively impacts our business as there is no significant advertising cost required. Early traction in repeat and referral traffic represents the ultimate validation of our service model by our sellers.  We believe these channels will continue to grow relative to other channels as we continue to enhance our customer experience.

In addition to growing our marketplace organically, we have developed an Application Programming Interface, as well as a hosted white label solution, to offer our technology to other web properties interested in offering device trade-in as a service to sellers. We believe that this is a natural extension of our business model and an exciting new way for us to extend the reach of our service. We have entered into agreements with Staples and Tracfone to provide them with an online trade-in program for their customers. We believe these partnerships will pave the way for other similar opportunities over the next year. Under our agreements with both Staples and Tracfone, we make our technology and platform available for each company to utilize in providing online trade-in services to their customers. Under the terms of each agreement, we share commissions in accordance with an agreed-upon formula. To date, revenues under each agreement have not been material.

Government Regulation

Advertising and promotional information presented to visitors on our websites and our other marketing activities are subject to federal and state consumer protection laws that regulate unfair and deceptive practices. In the United States, Congress has begun to adopt legislation that regulates certain aspects of the Internet, including online content, user privacy, taxation, liability for third-party activities and jurisdiction. Such legislation includes the Communications Decency Act of 1996, which regulates content of material on the Internet and the Digital Millennium Copyright Act of 1998, which provides recourse for owners of copyrighted material who believe that their rights under U.S. copyright law have been infringed on the Internet. In the area of data protection, the U.S. Federal Trade Commission and certain state agencies have investigated various Internet companies’ use of their consumers’ personal information, and certain federal and state statutes regulate specific aspects of privacy and data collection practices. We are also subject to a variety of state and federal regulations and laws including state telemarketing laws, federal and state privacy laws, the CAN-SPAM Act, and the Federal Trade Commission Act and its accompanying regulations and guidelines, including “little” unfair trade practice laws. Because we engage in marketing activities over the Internet and email, we may be subject to some of these laws and regulations.

Federal, state, local and foreign governments are also considering other legislative and regulatory proposals that would regulate the Internet in more and different ways than exist today. It is impossible to predict whether new restrictions, fees, or taxes will be imposed on our services, and whether and how we would be affected. Increased regulation of the Internet both in the United States and abroad may decrease its growth and hinder technological development, which may negatively impact the cost of doing business via the Internet or otherwise materially adversely affect our business, financial condition or operational results.

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Employees

As of the date of this prospectus, we had 20 full-time employees and 1 part-time employee. None of our employees are subject to a collective bargaining agreement.

Intellectual Property

Our proprietary intellectual property consists of trade secrets. We rely primarily on trade secret laws, and restrictions on disclosure to protect our intellectual property rights. We enter into proprietary information and confidentiality agreements with our employees, consultants and commercial buyers and control access to, and distribution of our software documentation and other proprietary information.

Property

We lease approximately 3,000 square feet for our corporate headquarters, sales, marketing, development and customer support divisions located at 33 East 33rd Street, Suite 1101, New York, New York 10016 under a lease expiring in August 2015.

We believe that our existing facilities are suitable and adequate and that we have sufficient capacity to meet our current anticipated needs.  This facility is not critical to our operations because suitable alternatives are available in substantially all of the locations where we conduct business.  We continuously review our anticipated requirements for facilities and, on the basis of that review, may from time to time acquire or lease additional facilities and/or dispose of existing facilities.

Legal Proceedings

From time to time, we are periodically a party to or otherwise involved in legal proceedings arising in the normal and ordinary course of business. As of the date of this prospectus, we are not aware of any proceeding, threatened or pending, against us which, if determined adversely, would have a material effect on our business, results of operations, cash flows or financial position.

MANAGEMENT

The following is a list of our executive officers and directors.  All directors serve one-year terms or until each of their successors are duly qualified and elected.  There is one vacancy on our Board of Directors, which we refer to as our Board. The officers are elected by the Board.

Name	Age	Position

Daniel Brauser	33	President and Director

Nik Raman	30	Chief Operating Officer and Director

Jennifer Calabrese	43	Executive Vice President of Finance and interim Chief Financial Officer

Michael Brauser	58	Director

Douglas Feirstein	43	Director

Scott Frohman	46	Director

Grant Fitzwilliam	46	Director

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Daniel Brauser has served as our Chief Executive Officer since October 16, 2013, our President since January 27, 2012 and as a director since July 23, 2008. Mr. Brauser previously served as our Chief Executive Officer from July 10, 2012 until October 10, 2012. Prior to being appointed Chief Executive Officer, Mr. Brauser served as our Chief Financial Officer from July 23, 2008 through July 10, 2012. From July 23, 2008 through May 7, 2009, Mr. Brauser also served as our President and Chief Operating Officer. From November 2005 until September 2007, Mr. Brauser served as the Senior Vice President of Health Benefits Direct Corporation. Mr. Brauser was selected as a director for his extensive experience managing the growth of young companies from start-up through to maturity. In addition, as a founder of our reverse logistics business, Mr. Brauser possesses an in-depth understanding of the challenges and risks and characteristics unique to our business model and the reverse logistics market.

Nik Raman was appointed as our Chief Operating Officer on January 27, 2012 and a director on April 24, 2012. After graduating from Harvard Business School, Mr. Raman founded and served as Manager of Ft. Knox Recycling, LLC doing business as EcoSquid. From 2008 until 2010, Mr. Raman attended Harvard Business School during which time he interned at FPL Energy’s Corporate Development Group. Mr. Raman was appointed a director in connection with the acquisition of Acquisition Corp. in April 2012.

Jennifer Calabrese was appointed Executive Vice President of Finance on March 28, 2013 and interim Chief Financial Officer on April 11, 2014. Ms. Calabrese had been acting as our principal financial and accounting officer since October 2012 when our then Chief Financial Officer began providing a high level direction on a very limited basis due to health reasons. Since August 2012, Ms. Calabrese has been the Managing Member of Calabrese Consulting, LLC, a company she founded, which provides SEC financial reporting compliance and consulting services. From March 2010 through August 2012, Ms. Calabrese served as the Director of Accounting and SEC Reporting at eLandia Group, Inc., a provider of information technology products and services to small, medium-sized and large businesses as well as government entities, primarily in Latin America. From July 2007 through March 2010, Ms. Calabrese was the Managing Director of SEC Solutions Group, LLC, a company specializing in SEC financial reporting compliance and consulting services. She is a Certified Public Accountant in New York.

Michael Brauser has served as our Chairman of the Board since October 16, 2013 and our director since November 18, 2011. From November 18, 2011 until January 27, 2012, Mr. Brauser served as our Chairman of the Board. From January 27, 2012, until October 10, 2012, Mr. Brauser served as our Co-Chairman. Mr. Brauser has been the manager of Marlin Capital Partners, LLC, a private investment company, since 2003. Mr. Brauser served as the Co-Chairman of interclick, inc. from August 2007 until it was acquired by Yahoo, Inc. in December 2011. Since October 2011, Mr. Brauser has served as a Co-Chairman on the Board of Directors of Chromadex Corp., a publicly-traded developer of phytochemical and botanical reference standards. Mr. Brauser also served as a Co-Chairman of the Board of Directors of Chromadex Corp between May 2010 and March 2011. Mr. Brauser was selected as a director due to his significant experience in the Internet industry including his service as Co-Chairman of interclick, and his extensive business, financial and management expertise. He is the father of Mr. Dan Brauser, our Chief Executive Officer.

Douglas Feirstein has served as a director since May 7, 2009 when we acquired MGE. Until July 10, 2012, Mr. Feirstein served as our Chief Executive Officer since May 7, 2009 when we acquired MGE. In October 2012, Mr. Feirstein co-founded Hired, Inc., an online marketplace for recruiting engineers, product managers, designers and product managers. Mr. Feirstein was selected as a director for his extensive experience managing the growth of young companies from start-up through to maturity. In addition, as a founder of MGE, Mr. Feirstein possesses a detailed understanding of the characteristics unique to our business model and is an expert in direct response advertising.

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Scott Frohman served as our Chairman of the Board from July 23, 2008 through November 18, 2011, and as a director since November 18, 2011. Since November 2013, Mr. Frohman has been the Chief Executive Officer of Vaporin Florida, Inc., an e-cigarette company. In January 2014, Mr. Frohman was appointed Chief Executive Officer of Vaporin, Inc. (formerly known as Valor Gold Corp.) in connection with the reverse merger of Vaporin Florida into Vaporin, Inc. From October 31, 2013 until January 24, 2014, Mr. Frohman served as a consultant to uSell through an entity he controlled. From June 2008 until September 2012, Mr. Frohman served as the Chief Executive Officer and a director of Options Media Group Holdings, Inc. Mr. Frohman was selected as a director for his general business management with specific experience in marketing driven companies.

Grant Fitzwilliam has served as a director since September 30, 2009. Mr. Fitzwilliam is currently the President of 3c InSight, a software and consulting firm that he co-founded in 2008, which is focused on providing operational excellence solutions for companies throughout the United States. From August 2005 until August 2007, Mr. Fitzwilliam served as Executive Vice President of Finance and Chief Financial Officer of The Hackett Group a leading business and technology consulting firm and also served as a Managing Director leading Hackett’s national Oracle and Sarbanes Oxley business units. Mr. Fitzwilliam was formerly an auditor with KPMG LLP and is a licensed CPA in Georgia. Mr. Fitzwilliam was selected as a director for his accounting, financial and professional management experience.

Family Relationships

With the exception of Michael and Daniel Brauser, who are father and son, there are no family relationships among our directors and executive officers.

Corporate Governance

Board Responsibilities and Structure

The Board oversees, counsels, and directs management in the long-term interest of uSell and its shareholders. The Board’s responsibilities include:

•	Establishing broad corporate policies,
•	Reviewing the overall performance of uSell and
•	Monitoring risks.

The Board is not, however, involved in the operating details on a day-to-day basis.

Board Committees and Charters

The Board and its Committees meet and act by written consent from time to time as appropriate. The Board has formed and appoints members to its: Audit and Compensation Committees. Committees regularly report on their activities and actions to the Board. The Audit Committee and the Compensation Committee each have a written charter approved by the Board.

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The following table identifies the independent and non-independent current Board and Committee members:

Name	Independent	Audit	Compensation

Michael Brauser
Daniel Brauser
Nik Raman
Douglas Feirstein
Grant Fitzwilliam	√	Chairman	√
Scott Frohman		√	√

Independence

Our Board has determined that Messrs. Fitzwilliam and Frohman are independent under the NASDAQ Stock Market listing rules and that Mr. Fitzwilliam is independent in accordance with the NASDAQ independence standards for audit committees. The Board considered Mr. Frohman’s commission agreement with uSell in determining that he was not independent in accordance with audit committee standards. See page 48 for a further discussion of this agreement.

Audit Committee

The Audit Committee’s primary role is to review our accounting policies and any issues which may arise in the course of the audit of our financial statements. The Audit Committee selects our independent registered public accounting firm, approves all audit and non-audit services, and reviews the independence of our independent registered public accounting firm.  The Audit Committee also reviews the audit and non-audit fees of the auditors.  Our Audit Committee is also responsible for certain corporate governance and legal compliance matters including internal and disclosure controls and compliance with the Sarbanes-Oxley Act of 2002.

Our Board has determined that Grant Fitzwilliam is qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the SEC and in compliance with the Sarbanes-Oxley Act of 2002.

Compensation Committee

The function of the Compensation Committee is to determine the compensation of our executive officers.  The Compensation Committee has the power to set performance targets for determining periodic bonuses payable to executive officers and may review and make recommendations with respect to shareholder proposals related to compensation matters.   Additionally, the Compensation Committee is responsible for administering our 2008 Equity Incentive Plan, which we refer to as the Plan.

Board Assessment of Risk

The Board is actively involved in the oversight of risks that could affect uSell. This oversight is conducted primarily through the Audit Committee, but the full Board has retained responsibility for general oversight of risks. The Audit Committee considers and reviews with our independent public accounting firm and management the adequacy of our internal controls, including the processes for identifying significant risks and exposures, and elicits recommendations for the improvements of such procedures where desirable. In addition to the Audit Committee’s role, the full Board is involved in oversight and administration of risk and risk management practices. Members of our senior management have day-to-day responsibility for risk management and establishing risk management practices, and members of management are expected to report matters relating specifically to the Audit Committee directly thereto, and to report all other matters directly to the Board as a whole. Members of our senior management have an open line of communication to the Board and have the discretion to raise issues from time-to-time in any manner they deem appropriate, and management’s reporting on issues relating to risk management typically occurs through direct communication with directors or committee members as matters requiring attention arise. Members of our senior management regularly attend portions of the Board’s meetings, and often discuss the risks related to our business.

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Presently, the largest risk affecting uSell is the inability to generate sufficient revenue so that we have positive cash flow from operations. The Board actively interfaces with management on seeking solutions.

Risk Assessment Regarding Compensation Policies and Practices

Our compensation program for employees does not create incentives for excessive risk taking by our employees or involve risks that are reasonably likely to have a material adverse effect on uSell. Our compensation has the following risk-limiting characteristics:

•	Our base pay programs consist of competitive salary rates that represent a reasonable portion of total compensation and provide a reliable level of income on a regular basis, which decreases incentive on the part of our executives to take unnecessary or imprudent risks;
•	A portion of executive incentive compensation opportunity is tied to long-term incentive compensation that emphasizes sustained performance over time. This reduces any incentive to take risks that might increase short-term compensation at the expense of longer-term Company results.
•	Awards are not tied to formulas that could focus executives on specific short-term outcomes;
•	Equity awards may be recovered by us should a restatement of earnings occur upon which incentive compensation awards were based, or in the event of other wrongdoing by the recipient; and
•	Equity awards, generally, have multi-year vesting which aligns the long-term interests of our executives with those of our shareholders and, again, discourages the taking of short-term risk at the expense of long-term performance.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to our directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, including insider trading, corporate opportunities and whistle-blowing or the prompt reporting of illegal or unethical behavior.  We will provide a copy, without charge, to anyone that requests one in writing to uSell.com, Inc., 33 East 33rd Street, Suite 1101, New York, New York 10016, Attention: Corporate Secretary.

Shareholder Communications

Although we do not have a formal policy regarding communications with our Board, shareholders may communicate with the Board by writing to us at uSell.com, Inc., 33 East 33rd Street, Suite 1101, New York, New York 10016, Attention: Corporate Secretary, or by facsimile (888) 748-1120.  Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

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EXECUTIVE COMPENSTION

The following information is related to the compensation paid, distributed or accrued by us to our Chief Executive Officer (principal executive officer) and the two other most highly compensated executive officers serving at the end of the last fiscal year whose total compensation exceeded $100,000 in 2013. We refer to these persons as the “Named Executive Officers.”

2013 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($)(c)(1)		Stock Awards ($)(e)(2)		Option Awards ($)(f)(2)		Total ($)(j)
Daniel Brauser	2013	108,654		126,500	(3)	-		235,154
Chief Executive Officer	2012	122,596		-		51,000	(4)	173,596

Sergio Zyman	2013	437,500	(5)	-		-		437,500
Former Chief Executive Officer	2012	720,000	(6)	1,137,500	(7)	344,000	(8)	2,201,500

Nik Raman	2013	107,663		126,500	(3)	-		234,163
Chief Operating Officer	2012	122,596		-		112,000	(4)(9)	234,596

(1)	With the exception of Mr. Zyman, the compensation in this column represents cash compensation, see Notes (5) and (6) below.
(2)	The amounts in this column represent the fair value of the award as of the grant date as computed in accordance with FASB ASC Topic 718 and the SEC disclosure rules. These amounts represent equity awards and do not reflect the actual amounts that may be realized by the Named Executive Officers. Our assumptions with respect to the calculation of these values are set forth in Note 3 of our Consolidated Financial Statements contained herein.
(3)	In October 2013, as compensation for services to be provided as a member of the Board, Messrs. Brauser and Raman were each granted 36,666 restricted stock units, which vest annually over five years beginning October 31, 2014.
(4)	In 2012, as compensation for services provided as a member of the Board, Messrs. Brauser and Raman were each granted 13,333 five-year stock options exercisable at $3.00 per share, which vested on July 10, 2013.
(5)	In February 2013, Mr. Zyman was granted 233,333 fully vested shares of the Company’s common stock in lieu of a cash salary.
(6)	In 2012, Mr. Zyman was granted 400,000 shares of uSell’s common stock in lieu of a cash salary. See “Named Executive Officer Employment Arrangements” below for a description of this grant.
(7)	In 2012, Mr. Zyman was granted 233,333 fully vested shares of common stock as compensation for services provided as a member of the Board.
(8)	In 2012, Mr. Zyman was granted 66,666 fully vested stock options exercisable at $3.00 per share as compensation for services provided as a member of the Board. When he sold his shares of common stock in a private transaction in March 2014, he cancelled his options.
(9)	In 2012, Mr. Raman was granted 13,333 five-year stock options exercisable at $3.00 per share. Of the options, 25% vested on August 28, 2013 and the remaining vest (or vested) every three months thereafter over a three-year period.

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Named Executive Officer Employment Arrangements

Daniel Brauser . Effective January 1, 2012, Mr. Daniel Brauser, our Chief Executive Officer, began drawing a salary of $125,000 per year under an oral contract.

Sergio Zyman . Prior to his resignation, Mr. Sergio Zyman, our former Chief Executive Officer, did not receive a salary. In December 2012, Mr. Zyman was granted 400,000 shares of restricted common stock as consideration for his service as Chief Executive Officer in lieu of cash and other compensation. When Mr. Zyman was appointed Chief Executive Officer on October 10, 2012, the Company deferred consideration of his compensation. Of these shares, 33,333 were immediately vested (representing the period of time Mr. Zyman had performed services prior to his appointment as Chief Executive Officer) and the remaining shares vested (or were to vest) in equal increments of 16,666 shares on the 10th day of each month over a 22-month period, subject to his continued employment on each applicable vesting date. With his resignation, 216,667 shares did not vest. In February 2013, Mr. Zyman was granted 233,333 fully vested shares of common stock in connection with his employment as Chief Executive Officer.

Nik Raman . Mr. Nik Raman receives a base salary of $125,000 per year under an oral contract.

On April 11, 2014, the Board granted 150,000 restricted stock units to Messrs. Daniel Brauser and Nik Raman. The restricted stock units vest annually over a five-year period subject to continued employment and fully vesting upon a change of control of uSell.

Termination Provisions

No executive officer is entitled to any severance rights.

Outstanding Equity Awards At 2013 Fiscal Year-End

Listed below is information with respect to unexercised options and shares of common stock that have not vested for each Named Executive Officer outstanding as of December 31, 2013:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)	(b)	(c)		(e)	(f)	(g)		(h)

Daniel Brauser	705	0		10.23	12/22/2014
	9,526	0		10.23	12/22/2014
	13,378	3,087	(1)	10.23	9/10/2015
	13,333	0		3.00	7/10/2017
						36,666	(2)	109,998	(2)

Sergio Zyman(3)	66,666	0		3.00	7/18/2017

Nik Raman	13,333	0		3.00	7/10/2017
	4,167	9,166	(4)	3.00	8/28/2017
						36,666	(2)	109,998	(2)

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(1)	The unvested options vest each calendar quarter until September 30, 2014.
(2)	Represents unvested restricted stock units. Market value is based on $3.00 closing price on December 31, 2013.
(3)	These options were cancelled in March 2014.
(4)	These unvested options vest in 11 equal increments every three months with the first vesting date being February 28, 2014.

Director Compensation

We do not pay cash compensation to our directors for service on our Board. Directors are reimbursed for reasonable expenses incurred in attending meetings and carrying out duties as Board and committee members.

2013 Director Compensation

The table below sets forth certain information with respect to compensation awarded to, paid to or earned by each of our non-employee directors during 2013. Mr. Daniel Brauser and Mr. Raman’s director compensation is included in the Summary Compensation Table above.

Name (a)	Stock Awards ($)(c)(1)(2)	Option Awards ($)(d)(1)	Total ($)(j)

Michael Brauser	230,000		230,000

Doug Feirstein	80,500		80,500

Grant Fitzwilliam	34,500		34,500

Scott Frohman	34,500		34,500

(1)	The amounts in these columns represent the fair value of the award as of the grant date as computed in accordance with FASB ASC Topic 718 and the SEC disclosure rules. These amounts represent equity awards and do not reflect the actual amounts that may be realized by the directors. Our assumptions with respect to the calculation of these values are set forth in Note 3 of our Consolidated Financial Statements contained herein.
(2)	In 2013, we granted restricted stock units to our directors for their service as described below. The restricted stock units vest annually over a five year period with the first vesting date being October 31, 2014, subject to continued service on each applicable vesting date. Additionally, the restricted stock units automatically vest under certain circumstances including in the event of a change of control of uSell. The restricted units were granted as follows:

Michael Brauser	66,666
Douglas Feirstein	23,333
Grant Fitzwilliam	10,000
Scott Frohman	10,000

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PRINCIPAL SHAREHOLDERS

The following table sets forth the number of shares of our common stock beneficially owned as April 10, 2014 by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director, (iii) our Named Executive Officers and (iv) all of our executive officers and directors of as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o uSell.com, Inc., 33 East 33rd Street, Suite 1101, New York, New York 10016.

Title of Class	Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (1)

Directors and Executive Officers:

Common Stock	Daniel Brauser (2)	744,407	12.6%
Common Stock	Sergio Zyman (3)	0	0%
Common Stock	Douglas Feirstein (4)	767,504	12.9%
Common Stock	Nik Raman (5)	319,166	5.4%
Common Stock	Michael Brauser (6)	678,292	11.1%
Common Stock	Grant Fitzwilliam (7)	15,749	*
Common Stock	Scott Frohman (8)	23,792	*

Common Stock	All directors and executive officers as a group (8 persons)	1,849,575	29.4%

5% Shareholders:

Common Stock	Barry Honig (9)	587,682	9.9%
Common Stock	Todd Oretsky (10)	706,013	12.0%
Common Stock	Hakan Koyuncu (11)	708,553	12.0%
Common Stock	Frost Gamma Investments Trust (12)	587,682	9.9%
Common Stock	Gerald Unterman (13)	533,333	9.1%
Common Stock	Marcy Czeizler (13)	527,753	9.0%

* Less than 1%.

(1)	Applicable percentages are based on 5,882,703 shares of common stock outstanding as of April 10, 2014. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, convertible notes and preferred stock currently exercisable or convertible or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. The table includes shares of common stock, options, warrants, and preferred stock exercisable or convertible into common stock and vested or vesting within 60 days. Unless otherwise indicated in the footnotes to this table, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them. The table does not include restricted stock units that do not have the right to vote until they vest and the shares are delivered.

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The shares of common stock beneficially owned by each of Messrs. Daniel Brauser, Feirstein, Koyuncu and Oretsky include all shares of common stock subject to a Shareholders Agreement, which terminates when each member of the group beneficially owns less than 127 shares. Under the Shareholders Agreement, the group agreed to vote all of their shares of common stock together on any action as determined by a majority of the members of the group still owning 25 shares. The shares of common stock individually owned by them are:

Mr. Brauser	312,234 shares
Mr. Feirstein	376,531 shares
Mr. Koyuncu	6,097 shares
Mr. Oretsky	11,151 shares

(2)	Mr. Daniel Brauser is a director and executive officer. Represents: (i) 312,234 shares of common stock, (ii) 37,971 vested options, and (iii) 423 shares of common stock issuable upon the exercise of warrants.

(3)	Mr. Zyman is a former director and executive officer. Subsequent to his resignation, he sold all shares he beneficially owned in a private transaction.

(4)	Mr. Feirstein is a director. Represents: (i) 376,531 shares of common stock, (ii) 28,157 vested options and (iii) 33,333 shares issuable upon the exercise of warrants. Of these securities, 3,176 shares of common stock and all of the warrants are held by the Feirstein Family Holdings, LLLP, an entity controlled by Mr. Feirstein.

(5)	Mr. Raman is a director and executive officer. Includes 19,166 vested options.

(6)	Mr. Michael Brauser is a director. Includes shares of common stock jointly held with Mr. Brauser’s wife. Does not include shares held in a trust created by Mr. Brauser, of which one of his adult sons is the trustee and all of his four adult children including Daniel Brauser are the beneficiaries. Mr. Brauser disclaims beneficial ownership of these securities, and this disclosure shall not be deemed an admission of beneficial ownership of these securities for Section 16 of the Securities Exchange Act of 1934 or for any other purposes. Also includes: (i) 216,666 shares issuable upon exercise of warrants and (ii) 28,579 shares of common stock underlying Series B Preferred Stock.

(7)	Mr. Fitzwilliam is a director. Includes 15,380 vested options.

(8)	Mr. Frohman is a director. Includes 14,884 vested options.

(9)	Includes (i) 289,999 shares of common stock held individually by Mr. Barry Honig, (ii) 178,962 shares of common stock held by GRQ Consultants, Inc. 401(K), of which the reporting person is the trustee, and (iii) 2,540 shares of common stock held by GRQ Consultants, Inc. Does not include all of the shares of common stock issuable upon the conversion of preferred stock as a result of a 9.99% blocker. Address is 555 South Federal Highway, Suite 450, Boca Raton, Florida 33432.

(10)	Mr. Oretsky resigned as an executive officer and director in February 2010. Mr. Oretsky’s shares are held by Jack Oretsky Holdings, LLC, a limited liability company in which Mr. Oretsky, to our knowledge, is the managing member. Mr. Oretsky is a former director and executive officer. Address is 547 N.E. 59th Street, Miami, Florida 33137. See Note (1) above.

(11)	Mr. Koyuncu is a former executive officer and director who resigned in November 2010. Includes 2,540 vested options. Address is 750 SW 3rd Street, Boca Raton, Florida 33486. See Note (1) above.

(12)	Dr. Phillip Frost is the trustee of Frost Gamma Investments Trust. Does not include all of the shares of common stock issuable upon the conversion of preferred stock as a result of a 9.99% blocker. Address is 4400 Biscayne Blvd., Miami, Florida 33137.

(13)	Mrs. Czeizler is the independent adult daughter of Mr. Unterman. The securities reported for each of the reporting persons does not include the ownership of the other reporting person. The reporting persons disclaim beneficial ownership of the securities held by the other reporting person, and this disclosure shall not be deemed an admission of beneficial ownership of these securities for Section 16 of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, or for any other purposes. Mr. Unterman’s address is 610 Park Avenue, New York, New York 10065. Mrs. Czeizler’s address is 255 East 74th Street, Apt. 19C, New York, New York 10021.

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RELATED PERSON TRANSACTIONS

As part of the acquisition of ecoSquid, Douglas Feirstein, our then Chief Executive Officer and director, Daniel Brauser, our then Chief Financial Officer and director, along with Nik Raman, and Christian Croft, the key managers of ecoSquid, formed Acquisition Corp, which was initially funded by $150,000 from certain investors including Michael Brauser, a director. On February 29, 2012, Acquisition Corp acquired ecoSquid for $500,000, which was distributed to the non-management ecoSquid members. As part of the $500,000 consideration, Acquisition Corp issued a $350,000 promissory note, which was paid by Mr. Michael Brauser and by an entity controlled by Barry Honig, a 5% shareholder of the Company. In April 2012, the Company acquired Acquisition Corp. Acquisition Corp owned the intellectual property that the Company licensed in order to implement its comparison technology platform. As consideration for the acquisition, the Company issued 350,000 shares of Series D preferred stock to the Acquisition Corp shareholders, including 90,000 shares each to Messrs. Douglas Feirstein, Daniel Brauser, and Nik Raman, our Chief Operating Officer and 25,000 shares each to Mr. Michael Brauser, our then Co-Chairman, and Barry Honig.

In July 2013, uSell issued a $300,000 note to Frost Gamma Investments Trust, a 5% beneficial owner of uSell, in exchange for a $300,000 investment. The note was convertible at $3.00 per share. In February 2014, Frost Gamma Investments Trust converted the note into Series E preferred stock. The investment was made on terms identical to others in the 2013 note offering.

On January 27, 2014, in exchange for $300,000, we sold 100,000 shares of newly designated Series A convertible preferred stock, which we refer to as Series A, to GRQ Consultants, Inc. 401(K), of which Mr. Barry Honig, a 5% beneficial owner of uSell, is the trustee. The Series A shares: (i) convert into 100,000 shares of uSell’s common stock. Additionally, we issued GRQ 146,667 shares of newly designated Series C convertible preferred stock in exchange for 216,667 warrants, which were cancelled. The Series C shares convert into 146,667 shares of the Company’s common stock. See Note (10) to the table above.

On February 14, 2014, in exchange for $300,000, we sold 100,000 shares of common stock to Frost Gamma Investments Trust, a 5% beneficial owner of uSell. On the same date, in exchange for $300,000, we sold 100,000 shares of common stock to Gerald Unterman, a 5% beneficial owner. The investments were made on terms identical to others in the February 2014 common stock offering.

In accordance with a Commission Agreement, Digital Connect Solutions, Inc. which we refer to as DCS, an entity controlled by Scott Frohman, a director, received a 25% commission on the gross profits generated by us from traffic generated by DCS. We paid DCS $29,691 in 2013 and $3,622 in 2014. The Commission Agreement was terminated in January 2014.

In April 2014, we entered into agreements with Michael Brauser, our Chairman of the Board, and Douglas Feirstein, a director, where they agreed within 90 days to exercise 216,666 and 33,333 warrants, respectively, exercisable at $3.00 per share, with one-half exercised for cash and the other half exchanged for restricted stock units. Upon exercise, Mr. Brauser and Mr. Feirstein will pay us $324,999 and $50,000, respectively. The warrants were exercisable at any time through January 2017.

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Jennifer Calabrese, our Executive Vice President of Finance and interim Chief Financial Officer, provides her services through Calabrese Consulting, LLC, a company she controls. This company is paid on an hourly basis.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 650,000,000 shares of common stock, par value $0.0001 per share. As of April 10, 2014, there were 5,882,703 shares of common stock outstanding. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the Board out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Preferred Stock

We are authorized to issue of 25,000,000 shares of $0.0001, par value preferred stock in any series.  The Board has the authority to establish and designate a series, and to fix the number of shares included in such series and the variations in the relative rights, preferences and limitations in the series.  The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by shareholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

As of the date of this prospectus, usell had 100,000 shares of Series A, 951,250 shares of Series B, 146,667 shares of Series C and 103,232 shares of Series E preferred stock outstanding.

The Series A shares: (i) convert into 100,000 shares of our common stock at the option of the holder, (ii) are entitled to vote on all matters submitted to shareholders of the Company and vote on an as converted basis (subject to a blocker) and (iii) have a liquidation preference of $3.00 per share. The Series B shares: (i) convert into 60,415 shares of our common stock at the option of the holders, (ii) are entitled to vote on all matters submitted to shareholders of the Company and vote on an as converted basis and (iii) have a liquidation preference of $1.00 per share. The Series C shares (i) convert into 146,667 shares of our common stock at the option of the holder and (ii) are entitled to vote on all matters submitted to shareholders of the Company and vote on an as converted basis (subject to a blocker). The Series E shares (i) convert into 103,232 shares of our common stock at the option of the holder and (ii) are entitled to vote on all matters submitted to shareholders of the Company and vote on an as converted basis (subject to a blocker). The Series A, Series C and Series E shares all contain a blocker which prevents the holder from beneficially owning more than 9.9% of our common stock.

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Warrants

As of April 10, 2014, warrants for the issuance of 277,521 shares of our common stock were outstanding, exercisable at a weighted average exercise price of $3.04 per share, exercisable through various dates expiring through February 14, 2019.

Warrants Issued in this Offering

The warrants issued in this offering entitle the registered holder to purchase one share of our common stock at an exercise price equal to 125% of the price per share of the units sold in this offering or $_______ per share, subject to adjustment as discussed below, at any time commencing upon consummation of this offering and terminating at 5:00 p.m., New York City time, five years from the date of this prospectus.

The warrants will be issued in registered form under a warrant agreement between us and our warrant agent. The material provisions of the warrants are set forth herein but are only a summary and are qualified in their entirety by the provisions of the warrant agreement that has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend on or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. During any period we fail to have maintained an effective registration statement covering the shares underlying the warrants, the warrant holders may exercise the warrants on a cashless basis. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

The warrants are not exercisable by their holder to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.99% of our common stock.

You should review a copy of the warrant agent agreement and the forms of each series of warrant, each of which are included as exhibits to the registration statement of which this prospectus forms a part.

Representative’s Warrants

We have also agreed to issue to the underwriters’ warrants to purchase a number of our units equal to an aggregate of 8.0% of the units sold in this offering. The underwriters’ warrants will have an exercise price equal to 125% of the public offering price of the units set forth on the cover of this prospectus and may be exercised on a cashless basis. The underwriters’ warrants are not redeemable by us. This prospectus also covers the sale of the underwriters’ warrants and the shares of common stock and warrants issuable upon the exercise of the underwriters’ warrants, as well as the shares underlying such warrants. Except as described above or as summarized below, the underwriters’ warrants will be in substantially the same form as the warrants included in the units.

50

Anti-takeover Effects of Delaware Law

We are subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law.  In general, such provisions prohibit a publicly-held Delaware corporation from engaging in various “business combination” transactions such as a merger with any interested shareholder which includes, a shareholder owning 15% of a corporation’s outstanding voting securities, for a period of three years after the date in which the person became an interested shareholder, unless:

•	The transaction is approved by the corporation’s Board prior to the date the shareholder became an interested shareholder;

•	Upon closing of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the shares of stock entitled to vote generally in the election of directors of the corporation outstanding excluding those shares owned by persons who are both directors and officers and specified types of employee stock plans; or

•	On or after such date, the business combination is approved by the Board and at least 66 2/3% of outstanding voting stock not owned by the interested shareholder.

A Delaware corporation may opt out of Section 203 with either an express provision in its original Certificate of Incorporation or an amendment to its Certificate of Incorporation or Bylaws approved by its shareholders.  We have not opted out of this law.  This law could prohibit, discourage or delay mergers or other takeover attempts to acquire us.

Special Meetings of Shareholders

Special meetings of the shareholders shall be held when directed by the Board, or when requested in writing by the holders of not less than 10 percent of all the shares entitled to vote at the meeting.

Transfer and Warrant Agent

We have appointed Island Stock Transfer, as our transfer and warrant agent.  Their contact information is: 100 Second Avenue South, Ste. 705S, St. Petersburg, Florida 33701, phone number (727) 289-0010, facsimile (727) 289-0069, www.islandstocktransfer.com.

UNDERWRITING

We have entered into an underwriting agreement with Dawson James Securities, Inc., as representative of the underwriters, with respect to the units subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the number of units provided below opposite their respective names.

Underwriters	Number of Units
Dawson James Securities, Inc.

Total

51

The underwriters are offering the units subject to their acceptance of the units from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the units offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the units if any such units are taken. However, the underwriters are not required to take or pay for the units covered by the underwriters’ over-allotment option described below.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the date of the underwriting agreement to purchase up to ____ additional units from us to cover over-allotments. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering. If the underwriters exercise this option, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional units proportionate to that underwriter’s initial purchase commitment for units as indicated in the table above.

Discounts, Commissions and Expenses

The underwriters have advised us that they propose to offer the units to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $_____ per unit. After this offering, the public offering price, concession and reallowance to dealers may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The units are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the underwriting discounts and commissions payable to the underwriters by us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional units.

	Per unit(1)	Total Without Exercise of Over- Allotment Option	Total With Exercise of Over- Allotment Option
Public offering price	$
Underwriting discounts and commissions payable by us	$

(1)	Does not include warrants to purchase 8.0% of the units sold in the offering to be issued to the underwriters at the closing.

52

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $_____.

We have agreed to pay Dawson James Securities, Inc. a non-accountable expense allowance equal to 2% of the gross proceeds of the offering. In addition, we have agreed to reimburse the underwriters for all of its accountable expenses, whether or not the offering is completed and any expenses incurred by the underwriters in conducting its due diligence, less any advances and amounts previously paid to the underwriters by us in reimbursement for such expenses (including reimbursement of the underwriters’ legal fees up to a maximum amount of $85,000). Any portion of the advance payment will be returned to us in the event not actually incurred.

Warrant Solicitation Fee

We have agreed to pay Dawson James Securities, Inc. a cash fee equal to 7% of the cash proceeds received from a cash exercise of the warrants included in the units being offered; provided that no such fee shall be payable if at the time of the warrant exercise: (i) the market price of our common stock is lower than the exercise price of warrant; (ii) the warrant is held in a discretionary account at the time of exercise, except where prior specific written approval for exercise is received from the customer; or (iii) the exercise of the warrants is not solicited by Dawson James Securities, Inc. or a related person.

Underwriters’ Warrants

We have also agreed to issue to the underwriters’ warrants to purchase a number of our units equal to an aggregate of 8.0% of the units sold in this offering. The underwriters’ warrants will have an exercise price equal to 125% of the public offering price of the units set forth on the cover of this prospectus and may be exercised on a cashless basis. The underwriters’ warrants are not redeemable by us. This prospectus also covers the sale of the underwriters’ warrants and the shares of common stock and warrants issuable upon the exercise of the underwriters’ warrants, as well as the shares underlying such warrants. Except as described above or as summarized below, the underwriters’ warrants will be in substantially the same form as the warrants included in the units. The underwriters’ warrants and the underlying securities have been deemed compensation by FINRA, and are therefore subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), neither the underwriters’ warrants nor any shares of our common stock or warrants issued upon exercise of the underwriters’ warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the underwriter warrants are being issued, except the transfer of any security:

•           by operation of law or by reason of reorganization of our company;

•           to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

•           if the aggregate amount of our securities held by either an underwriter or a related person do not exceed 1% of the securities being offered;

53

•           that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•           the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

In addition, in accordance with FINRA Rule 5110(f)(2)(H), the underwriter warrants may not contain certain terms.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Right of First Refusal

Subject to certain limited exceptions, until __________, 20______, Dawson James Securities, Inc. has a right of first refusal to act as our exclusive placement agent or lead underwriter and sole book runner, as applicable, in the event we decide to pursue an offering of our equity securities during such period.

Lock-up Agreements

We, our officers, directors and certain of our shareholders have agreed, subject to limited exceptions, for a period of ___ days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative of the underwriters. This ___-day period may be extended if (1) during the last 17 days of the ___-day period, we issue an earnings release or material news or a material event regarding us occurs or (2) prior to the expiration of the ___-day period, we announce that we will release earnings results during the 16-day period beginning on the last day of the ___-day period, then the period of such extension will be 18 days, beginning on the issuance of the earnings release or the occurrence of the material news or material event. If after any announcement described in clause (2) of the preceding sentence, we announce that we will not release earnings results during the 16-day period, the lock-up period shall expire the later of the expiration of the __-day period and the end of any extension of such period made pursuant to clause (1) of the preceding sentence. The representative of the underwriters may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•           Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

54

•           Over-allotment involves sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing securities in the open market.

•           Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which it may purchase such securities through the over-allotment option. If the underwriters sell more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•           Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when a security originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other

From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

55

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, White & Lioce, P.A., West Palm Beach, Florida.  An attorney employed by this firm owns 14,166 shares of uSell common stock. Schiff Hardin LLP, Washington, D.C., is acting as counsel for the underwriters in connection with certain legal matters related to this offering.

EXPERTS

The financial statements appearing in this prospectus and registration statement as of and for the years ended December 31, 2013 and 2012 have been audited by Marcum LLP (for 2013) and Berman & Company, P.A. (for 2012), independent registered public accounting firms, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the securities to be sold in this offering.  This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement.  For further information with respect to us and the securities to be sold in this offering, we make reference to the registration statement.  Although this prospectus contains all material information regarding us, statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance we make reference to the copy of such contract, agreement, or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K.  You may read and copy all or any portion of the registration statement or any other information, which we file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549, on official business days during the hours of 10:00 AM to 3:00 PM.  We also file periodic reports and other information with the SEC.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings, including the registration statement, are also available to you on the SEC’s website, www.sec.gov and on our investor relations website at http://ir.stockpr.com/usell/.

56

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the

Board of Directors and Stockholders

of uSell.com, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of uSell.com, Inc. and Subsidiaries (the “Company”) as of December 31, 2013, and the related consolidated statements of operations, stockholders’ (deficit) equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of uSell.com, Inc. and Subsidiaries, as of December 31, 2013, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that uSell.com, Inc. and Subsidiaries will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, under existing circumstances, there is substantial doubt about the ability of the Company to continue as a going concern at December 31, 2013. Management’s plans in regard to that matter are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Marcum llp

West Palm Beach, FL
March 27, 2014

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:

uSell.com, Inc. & Subsidiaries

We have audited the accompanying consolidated balance sheets of uSell.com, Inc. and Subsidiaries as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of uSell.com, Inc. and Subsidiaries as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Berman & Company, P.A.

Boca Raton, Florida

April 1, 2013

551 NW 77th Street Suite 201 • Boca Raton, FL 33487

Phone: (561) 864-4444 • Fax: (561) 892-3715

www.bermancpas.com • info@bermancpas.com

Registered with the PCAOB • Member AICPA Center for Audit Quality

Member American Institute of Certified Public Accountants

Member Florida Institute of Certified Public Accountants

F-3

usell.com, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2013	2012

Assets
Current Assets:
Cash and cash equivalents	$489,166	$1,604,587
Accounts receivable - net	184,718	154,481
Other receivables	29,257	269
Prepaid expenses and other current assets	95,808	88,705
Total Current Assets	798,949	1,848,042

Property and Equipment - net	7,289	6,506

Other Assets:
Intangible assets - net	806,964	624,153
Other assets	34,520	34,875
Total Other Assets	841,484	659,028

Total Assets	$1,647,722	$2,513,576

Liabilities and Stockholders' (Deficit) Equity
Current Liabilities:
Accounts payable	$651,296	$634,083
Accrued expenses	327,913	553,749
Deferred revenue	87,313	2,309
Derivative liability	1,001,385	153,776
Total Current Liabilities	2,067,907	1,343,917

Convertible notes payable, net of discount	246,128	-
Total Liabilities	2,314,035	1,343,917

Stockholders' (Deficit) Equity:
Convertible Series A preferred stock, ($0.0001 par value, 10,000,000 shares authorized, 0 and 177,906 shares issued and outstanding, respectively)	-	18

Convertible Series B preferred stock, ($0.0001 value per share, 4,000,000 shares authorized, 976,250 and 2,076,250 shares issued and outstanding, respectively) Liquidation preference $976,250 and $2,076,250, respectively	98	208

Series D preferred stock, ($0.0001 value per share, 350,000 shares authorized, 0 and 350,000 shares issued and outstanding, respectively) Liquidation preference $0 and $3,500,000, respectively	-	35

Common stock, ($0.0001 par value, 650,000,000 shares authorized, 4,973,073 and 3,509,749 shares issued, respectively, and 4,907,462 and 3,143,082 shares outstanding, respectively)	490	314
Additional paid in capital	44,087,232	41,660,361
Accumulated deficit	(44,754,133)	(40,491,277)
Total Stockholders' (Deficit) Equity	(666,313)	1,169,659

Total Liabilities and Stockholders' (Deficit) Equity	$1,647,722	$2,513,576

See accompanying notes to Consolidated Financial Statements.

F-4

usell.com, Inc. and Subsidiaries

Consolidated Statements of Operations

	Years Ended December 31,
	2013	2012
Revenue	$5,371,381	$2,383,466

Costs and Expenses
Cost of revenue	416,233	222,036
Sales and marketing expenses	4,729,552	2,601,655
General and administrative expenses	4,480,070	6,145,060
Total operating expenses	9,625,855	8,968,751
Loss from Operations	(4,254,474)	(6,585,285)

Other Income (Expense):
Interest income	1,808	6,862
Interest expense	(334,678)	(399,651)
Gain on settlements of accounts payable	188,709	190,203
Derivative expense - convertible notes payable	(61,495)	-
Change in fair value of derivative liability - embedded conversion feature of convertible Series A preferred stock	47,876	(2,089,744)
Change in fair value of derivative liability - convertible notes payable	149,398	28,244
Total Other Income (Expense) - Net	(8,382)	(2,264,086)
Net Loss	$(4,262,856)	$(8,849,371)

Basic and Diluted Loss per Common Share:
Net loss	$(4,262,856)	$(8,849,371)
Preferred stock dividends - Series A	-	(191,630)
Net loss available to common stockholders	$(4,262,856)	$(9,041,001)

Net loss per common share - basic and diluted	$(0.95)	$(5.08)

Weighted average number of common shares outstanding during the period - basic and diluted	4,508,215	1,779,903

See accompanying notes to Consolidated Financial Statements.

F-5

usell.com, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders' Equity (Deficit)

For the Years Ended December 31, 2013 and 2012

	Series A Preferred Stock, $0.0001 Par Value		Series B Preferred Stock, $0.0001 Par Value		Series C Preferred Stock, $0.0001 Par Value		Series D Preferred Stock, $0.0001 Par Value		Common Stock, $0.0001 Par Value		Subscriptions	Additional	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	Paid in Capital	Deficit	Equity (Deficit)
Balance, December 31, 2011	4,045,000	$405	2,626,250	$263	14,797	$1	-	$-	386,018	$39	$(2,000,000)	$33,233,100	$(31,450,276)	(216,468)

Conversion of Convertible Debt to Series A Preferred Stock	1,600,000	160	-	-	-	-	-	-	-	-	-	799,840	-	800,000
Reclassification of Accrued Interest upon Conversion of Convertible Debt to Series A Preferred Stock	-	-	-	-	-	-	-	-	-	-	-	1,770	-	1,770
Reclassification of Derivative Liability upon Conversion of Convertible Debt to Series A Preferred Stock	-	-	-	-	-	-	-	-	-	-	-	1,593	-	1,593
Reclassification of Derivative Liability upon Conversion of Series A Preferred Stock to Common Stock	-	-	-	-	-	-	-	-	-	-	-	2,127,598	-	2,127,598
Sale of Series A Preferred Stock	1,361,000	136	-	-	-	-	-	-	-	-	2,000,000	1,360,864	-	3,361,000
Issuance of Series D Preferred Stock in connection with acquisition	-	-	-	-	-	-	350,000	35	-	-	-	499,965	-	500,000
Payment of offering costs	-	-	-	-	-	-	-	-	-	-	-	(6,713)	-	(6,713)
Dividend arising from Preferred A beneficial conversion feature	-	-	-	-	-	-	-	-	-	-	-	-	(191,630)	(191,630)
Conversion of Series A Preferred Stock to Common Stock	(6,828,094)	(683)	-	-	-	-	-	-	2,276,031	228	-	455	-	-
Conversion of Series B Preferred Stock to Common Stock	-	-	(550,000)	(55)	-	-	-	-	34,931	3	-	52	-	-
Conversion of Series C Preferred Stock to Common Stock	-	-	-	-	(14,797)	(1)	-	-	1,879	0	-	1	-	-
Warrants issued as payment of accounts payable	-	-	-	-	-	-	-	-	-	-	-	24,999	-	24,999
Stock based compensation	-	-	-	-	-	-	-	-	444,223	44	-	3,616,837	-	3,616,881
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(8,849,371)	(8,849,371)

Balance, December 31, 2012	177,906	$18	2,076,250	$208	-	$(0)	350,000	$35	3,143,082	$314	$-	$41,660,361	$(40,491,277)	$1,169,659

Conversion of Series A Preferred Stock to Common Stock	(177,906)	(18)	-	-	-	-	-	-	59,302	6	-	12	-	0
Conversion of Series B Preferred Stock to Common Stock	-	-	(1,100,000)	(110)	-	-	-	-	69,864	7	-	103	-	-
Conversion of Series D Preferred Stock to Common Stock	-	-	-	-	-	-	(350,000)	(35)	1,166,667	117	-	(82)	-	(0)
Reclassification of Derivative Liability upon Conversion of Series A Preferred Stock to Common Stock	-	-	-	-	-	-	-	-	-	-	-	105,900	-	105,900
Reclassification of Derivative Liability upon Conversion of Convertible Notes to Common Stock	-	-	-	-	-	-	-	-	-	-	-	93,568	-	93,568
Cashless exercise of warrants	-	-	-	-	-	-	-	-	31,579	3	-	(3)	-	-
Conversion of Convertible Notes and Accrued Interest to Common Stock	-	-	-	-	-	-	-	-	33,514	3		100,538	-	100,541
Stock based compensation	-	-	-	-	-	-	-	-	403,454	40	-	2,126,835	-	2,126,875
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(4,262,856)	(4,262,856)

Balance, December 31, 2013	-	$0	976,250	$98	-	$(0)	-	$-	4,907,462	$490	$-	$44,087,232	$(44,754,133)	$(666,313)

See accompanying notes to Consolidated Financial Statements.

F-6

usell.com, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,262,856)	$(8,849,371)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	362,993	165,018
(Recovery of) Provision for bad debt	(67,432)	100,299
Stock based compensation expense	2,147,763	3,586,431
Amortization of debt issue costs into interest expense	2,325	2,858
Amortization of debt discount into interest expense	308,984	395,470
Lease termination expense	9,000	-
Gain on settlement of accounts payable	(188,709)	(190,203)
Derivative expense pertaining to convertible notes payable	61,495	-
Change in fair value of derivative liability - embedded conversion feature of convertible Series A preferred stock issuance	(47,876)	2,089,744
Change in fair value of derivative liability - convertible notes payable	(149,398)	(28,244)
Changes in operating assets and liabilities:
Accounts receivable	(33,838)	(235,866)
Other receivables	42,045	-
Inventory	-	16,876
Prepaid and other current assets	(27,991)	(30,705)
Other assets	-	(34,875)
Accounts payable	205,922	(214,991)
Accrued expenses	(225,295)	(25,932)
Deferred revenues	85,004	2,309
Net Cash and Cash Equivalents Used In Operating Activities	(1,777,864)	(3,251,182)

CASH FLOWS FROM INVESTING ACTIVITIES:
Website development costs	(540,942)	(248,241)
Cash paid to purchase property and equipment	(5,645)	(6,900)
Net Cash and Cash Equivalents Used In Investing Activities	(546,587)	(255,141)

See accompanying notes to Consolidated Financial Statements.

F-7

usell.com, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Continued)

	Years Ended December 31,
	2013	2012
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayments toward note payable	-	(35,000)
Cash paid for debt issue costs	(10,970)	-
Proceeds from convertible notes payable	1,220,000	-
Proceeds from sale of convertible Series A preferred stock	-	3,361,000
Cash paid for direct offering costs of Series A preferred stock	-	(6,713)
Net Cash and Cash Equivalents Provided By Financing Activities	1,209,030	3,319,287

Net (Decrease) Increase in Cash and Cash Equivalents	(1,115,421)	(187,036)
Cash and Cash Equivalents - Beginning of Year	1,604,587	1,791,623

Cash and Cash Equivalents - End of Year	$489,166	$1,604,587

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Interest	$-	$-
Taxes	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Debt discount recorded on convertible notes payable	$1,182,856	$-
Derivative liability reclassified to Additional Paid in Capital upon conversion of Series A preferred stock	$105,900	$2,127,598
Common stock issued for prepaid services	$35,100	$610,400
Conversion of Convertible Notes Payable and accrued interest to common stock	$100,541	$-
Equipment acquired through issuance of Series D Preferred Stock in connection with acquisition - related party	$-	$500,000
Derivative liability arising from convertible Series A preferred stock	$-	$191,630
Derivative liability reclassified to Additional Paid in Capital upon conversion of Convertible Notes Payable	$93,568	$1,593
Warrants issued in connection with settlement of accounts payable	$-	$24,999
Conversion of Convertible Notes Payable to Series A preferred stock	$-	$800,000
Accrued interest on Convertible Notes Payable reclassified to Additional Paid in Capital	$-	$1,770
Cashless exercise of warrants	$3	$-
Conversion of Series A preferred stock into common stock	$18	$683
Conversion of Series B preferred stock into common stock	$110	$55
Conversion of Series C preferred stock into common stock	$-	$1
Conversion of Series D preferred stock into common stock	$35	$-

See accompanying notes to Consolidated Financial Statements.

F-8

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 1 – Organization and Business

usell.com, Inc., through our wholly-owned subsidiaries (collectively, “usell,” “Company,” “we,” “us,” and/or “our”), is a reCommerce marketplace that helps Consumers monetize household items, such as small consumer electronics, that they are no longer using.

From the inception of our business in 2008 through 2010, substantially all of our revenue came from the procurement, aggregation and resale of precious metals. In mid-2010, we diversified our business by introducing a service, similar to our precious metals business, for cellular phones. We stopped offering to purchase precious metals in the United Kingdom and European markets during the fourth quarter of 2010 and in Canada and the United States in early 2011. By mid-2011 we further adapted our business strategy and stopped offering to purchase cellular phones directly, although through the end of 2012 we continued to service packs coming in from prior precious metals and cellular phone advertising campaigns.

We utilize consumer oriented advertising efforts, such as direct response television commercials and various forms of internet advertising, to attract individuals to our website. Our services are free for Consumers and we partner with electronics buying companies to offer them a cost-efficient customer acquisition model.

Reverse Stock Split

On January 21, 2014, we effected a 1-for-15 reverse stock split of our common stock (“Reverse Split”). As a result of the Reverse Split, every fifteen shares of our common stock was combined into one share of common stock. Immediately after the January 21, 2014 effective date, we had 4,907,462 shares of common stock outstanding. All share and per share amounts have been retroactively restated to reflect the Reverse Split. The authorized number of shares of our common stock and the par value remained the same. The Reverse Split did not affect the shares of preferred stock outstanding, however it did affect the number of common stock shares issuable to holders upon conversion.

Note 2 – Going Concern

As reflected in the accompanying consolidated financial statements, the Company had a net loss of approximately $4,263,000 and net cash and cash equivalents used in operations of approximately $1,778,000 for the year ended December 31, 2013. The Company has an accumulated deficit of approximately $44,754,000 and a working capital deficit of approximately $1,269,000 at December 31, 2013. The Company does not yet have a history of financial stability. Historically, the principal source of liquidity has been the issuance of debt and equity securities. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on management's plans, which include further implementation of its business plan and continuing to raise funds through debt and/or equity.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Significant Accounting Policies

Basis of Presentation and Principals of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

F-9

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Reclassification

We have reclassified certain prior period amounts to conform to the current period presentation. These reclassifications have no effect on the financial position or on the results of operations or cash flows for the periods presented.

Cash and Cash Equivalents

All highly liquid investments with an original maturity of 90 days or less when purchased are considered to be cash equivalents. Cash equivalents are stated at cost, which approximates market value. Cash equivalents generally consist of money market accounts.

We minimize credit risk associated with cash by periodically evaluating the credit quality of our primary financial institutions. At times, our cash may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. At December 31, 2013 and 2012, our deposits exceeded the FDIC limit by approximately $187,000 and $1.4 million, respectively.

Accounts Receivable and Other Receivables

Accounts receivable and other receivables represent obligations from our customers. We periodically evaluate the collectability of our accounts receivable and other receivables and consider the need to record an allowance for doubtful accounts based upon historical collection experience and specific information. Actual amounts could vary from the recorded estimates. Our allowance for doubtful accounts was $3,500 and $100,299 at December 31, 2013 and 2012, respectively.

Debt Issue Costs

Direct costs incurred in connection with issuing debt securities or obtaining debt or other credit arrangements are recorded as debt issue costs and are amortized as interest expense over the term of the related debt.

Property and Equipment

Property and equipment represent costs associated with leasehold improvements, software, and computer and office equipment. Property and equipment is stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the related assets.

Intangible Assets

Our intangible assets pertain to capitalized software costs and our website domain address. We capitalize costs related to software developed or obtained for internal use when management commits to funding the project, the project completes the preliminary project stage and the software will be used to perform the function intended. Capitalization of such costs ceases when the project is substantially complete and ready for its intended use.

We periodically review the carrying values of our long-lived assets when events or changes in circumstances indicate that it is more likely than not that their carrying values may exceed their fair values, and record an impairment charge when considered necessary. When circumstances indicate that an impairment of value may have occurred, we test such assets for recoverability by comparing the estimated undiscounted future cash flows expected to result from the use of such assets and their eventual disposition to their carrying amounts. If the undiscounted future cash flows are less that the carrying amount of the asset, an impairment loss, measured as the excess of the carrying amount of the asset over its estimated fair value, is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

F-10

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Convertible Instruments

We review all of our convertible instruments for the existence of an embedded conversion feature which may require bifurcation, if certain criteria are met. These criteria include circumstances in which:

a)	The economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract,

b)	The hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable GAAP with changes in fair value reported in earnings as they occur, and

c)	A separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to certain requirements (except for when the host instrument is deemed to be conventional).

A bifurcated derivative financial instrument may be required to be recorded at fair value and adjusted to market at each reporting period end date. In addition, we may be required to classify certain stock equivalents issued in connection with the underlying debt instrument as derivative liabilities.

For convertible instruments that we have determined should not be bifurcated from their host instruments, we record discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. Also when necessary, we record deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the financing transaction and the effective conversion price embedded in the preferred shares.

Finally, if necessary, we will determine the existence of liquidated damage provisions. Liquidated damage provisions are not marked to market, but evaluated based upon the probability that a related liability should be recorded.

Common Stock Purchase Warrants and Derivative Financial Instruments

We review any common stock purchase warrants and other freestanding derivative financial instruments at each balance sheet date and classify them on our balance sheet as:

a)	Equity if they (i) require physical settlement or net-share settlement, or (ii) gives us a choice of net-cash settlement or settlement in our own shares (physical settlement or net-share settlement), or

b)	Assets or liabilities if they (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside our control), or (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

We assess classification of our common stock purchase warrants and other freestanding derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

F-11

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Revenue Recognition

Revenue is recognized when all of the following conditions exist: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectability is reasonably assured.

Consumer Electronics Referrals

Consumers responding to our advertising campaigns come to our website where they search our database for the item they wish to sell. They are prompted to answer a number of questions regarding the condition of the item and which associated accessories they have, if any. Upon completion of the appraisal questions, they are presented with a listing of offers to purchase their item from our buyers. We earn a fee for providing our buyers with customers and recognize revenue upon acceptance of the buyer’s offer by the Consumer. We receive this fee regardless of whether the Consumer ultimately sends in the device. We record payments received from buyers in advance of offer acceptance as deferred revenue at the time payment is received.

Until January 2013, all our buyers paid similar fees per referral. The Company received a higher fee for premium electronics, such as smartphones and iPhones, and a lower fee for non-premium electronics.

Beginning in January 2013, we changed our fee structure with our buyers. Our buyers now pay fees based on the demand for the individual item which the Consumer is seeking to sell. Fees are no longer based on the value of the item sold. All other terms of our agreements with our buyers remained the same.

Fulfillment Revenue

In December 2012, we began to offer fulfillment services on behalf of our buyers for the items sold by Consumers. We act as the agent in these transactions, passing orders booked by our buyers to our vendors, who then assemble the kits and mail them directly to the Consumers. We earn a standard fee from our buyers and recognize revenue upon shipment of the kits to the Consumers. We evaluated the presentation of revenue on a gross versus net basis and determined that since we perform as an agent without assuming the risks and rewards of ownership of the goods, revenue should be reported on a net basis.

Advertising Revenue

Advertising revenues primarily come from payments for text-based sponsored links and display advertisements. Generally, our advertisers pay us on a cost per click, or CPC basis, which means advertisers pay us only when someone clicks on one of their advertisements, or on a cost per thousand impression basis, or CPM. Paying on a CPM basis means that advertisers pay us based on the number of times their advertisements appear on our websites or mobile applications.

Cost of Revenue

Our cost of revenue consists primarily of costs to maintain our website, including depreciation expense on technology platform software.

Advertising

Advertising costs are expensed as they are incurred and are included in sales and marketing expenses. Advertising expense amounted to approximately $4,461,000 and $2,422,000 for the years ended December 31, 2013 and 2012, respectively.

Share-Based Payment Arrangements

We account for stock options in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation - Stock Compensation.” ASC 718 requires generally that all equity awards be accounted for at their “fair value.” This fair value is measured on the grant date for stock-settled awards, and at subsequent exercise or settlement for cash-settled awards. Fair value is equal to the underlying value of the stock for “full-value” awards such as restricted stock and performance shares, and estimated using an option-pricing model with traditional inputs for “appreciation” awards such as stock options and stock appreciation rights.

F-12

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Costs equal to these fair values are recognized ratably over the requisite service period based on the number of awards that are expected to vest, or in the period of grant for awards that vest immediately and have no future service condition. For awards that vest over time, cumulative adjustments in later periods are recorded to the extent actual forfeitures differ from our initial estimates: previously recognized compensation cost is reversed if the service or performance conditions are not satisfied and the award is forfeited. The expense resulting from share-based payments is recorded in general and administrative expense in the accompanying consolidated statements of operations.

Subsequent modifications to outstanding awards result in incremental cost if the fair value is increased as a result of the modification. Thus, a value-for-value stock option repricing or exchange of awards in conjunction with an equity restructuring does not result in additional compensation cost.

Income Taxes

We account for income taxes in accordance with ASC Topic 740, “Income Taxes,” which requires that we recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

ASC Topic 740-20, “Income Taxes – Intraperiod Tax Allocation,” clarifies the accounting for uncertainties in income taxes recognized in accordance with ASC Topic 740-20 by prescribing guidance for the recognition, de-recognition and measurement in financial statements of income tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns, including a decision whether to file or not to file in a particular jurisdiction. ASC Topic 740-20 requires that any liability created for unrecognized tax benefits is disclosed. The application of ASC Topic 740-20 may also affect the tax bases of assets and liabilities and therefore may change or create deferred tax liabilities or assets. We would recognize interest and penalties related to unrecognized tax benefits in income tax expense.

Net Loss per Share

Basic loss per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method, and convertible debt or convertible preferred stock, using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.

The computation of basic and diluted loss per share for the years ended December 31, 2013 and 2012 excludes the common stock equivalents of the following potentially dilutive securities because their inclusion would be anti-dilutive:

	Years Ended December 31,
	2013	2012
Convertible Notes Payable	373,333	-
Convertible Series A Preferred Stock	-	59,302
Convertible Series B Preferred Stock	62,002	131,864
Convertible Series C Preferred Stock	-	-
Unvested restricted stock	248,941	366,667
Stock Warrants	476,270	547,922
Stock Options	557,413	439,611
	1,717,959	1,545,366

F-13

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Legal Proceedings

From time to time, we are a party to or otherwise involved in legal proceedings arising in the normal and ordinary course of business. As of the date of this report, we are not aware of any proceeding, threatened or pending, against us which, if determined adversely, would have a material effect on our business, results of operations, cash flows or financial position.

In August 2011, the Florida Attorney General (the “AG”) initiated an official investigation into whether or not we engaged in unfair trade practices in violation of its “Little FTC Act.” The investigation was due to consumer complaints. Under Florida law, the remedies included actual damages, civil penalties, and attorneys’ fees. We provided a comprehensive response to the AG demonstrating that we acted properly. In April 2012, we met with the AG to discuss the matter and address their concerns. The AG submitted a proposed settlement in which the Company would reimburse the AG $20,000 for the costs of the investigation. In March 2013, we entered into a Settlement Agreement with the AG, pursuant to which we agreed to reimburse the AG $20,000 for investigative costs and My Gold Envelope, Inc., our subsidiary, agreed not to engage in the precious metals business. The Company paid the amount owed to the AG during the year ended December 31, 2013.

Customer and Vendor Concentrations

The following table shows significant concentrations in our revenues and accounts receivable for the periods indicated.

	Percentage of Revenue During the Years Ended		Percentage of Accounts Receivable at
	December 31,		December 31,
	2013	2012	2013	2012
Buyer A	25%	1%	3%	13%
Buyer B	18%	17%	14%	9%
Buyer C	8%	18%	4%	6%
Buyer D	1%	13%	2%	10%
Buyer E	-	14%	-	26%
Buyer F	-	-	35%	-
Buyer G	-	-	17%	-
Buyer H	-	4%	-	13%

Recent Accounting Pronouncements

In July 2013, the FASB ASU, No. 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (“ASU 2013-11”). ASU 2013-11 provides explicit guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The guidance is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013, with an option for early adoption. The Company intends to adopt this guidance at the beginning of our first quarter of fiscal year 2014, and does not expect the adoption of this standard will have a material impact on its financial statements.

Note 4 – Fair Value

The fair value of our financial assets and liabilities reflects our estimate of amounts that we would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of our assets and liabilities, we seek to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

F-14

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following are the major categories of liabilities measured at fair value on a recurring basis at December 31, 2013 and 2012, using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3):

	At December 31,
	2013		2012
	Assets	Liabilities	Assets	Liabilities
Level 1
None	$-	$-	$-	$-
Level 2
None	$-	$-	$-	$-
Level 3
Derivative liability	$-	$1,001,385	$-	$153,776

The following table reflects the change in fair value of our derivative liabilities for the years ended December 31, 2013 and 2012:

	Year Ended December 31,
	2013		2012
	Assets	Liabilities	Assets	Liabilities

Balance at beginning of period	$-	$153,776	$-	$29,837
Change in value of derivative liability - Series A preferred stock	-	(47,876)	-	2,089,744
Reclassification of beneficial conversion feature to additional paid in capital - Series A preferred stock	-	(105,900)	-	-
Derivative liability arising from Series A preferred stock	-	-	-	191,630
Elimination of beneficial conversion feature - Series A preferred stock	-	-	-	(2,127,598)
Derivative liability arising from issuance of convertible notes payable	-	1,244,351	-	-
Change in value of derivative liability - convertible notes	-	(149,398)	-	(28,244)
Reclassification of beneficial conversion feature to additional paid in capital - convertible notes		(93,568)	-	-
Elimination of beneficial conversion feature - convertible notes	-	-	-	(1,593)
Balance at end of period	$-	$1,001,385	$-	$153,776

We have determined the estimated fair value amounts using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented are not necessarily indicative of the amounts that we could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. We have based these fair value estimates on pertinent information available as of the respective balance sheet dates and have determined that, as of such dates, the carrying value of all financial instruments approximates fair value.

F-15

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 5 – Acquisition

On February 29, 2012, EcoSquid Acquisition, Inc. (“Acquisition Corp”), an entity owned predominantly by affiliates of usell, acquired Fort Knox Recycling, LLC, doing business as EcoSquid.  The purchase price was $500,000 in cash. EcoSquid owned the intellectual property that we licensed in order to implement our comparison technology platform. EcoSquid had revenue and losses during 2011 that were immaterial relative to ours for the same period.  Aside from this transaction, Acquisition Corp. had no other assets, liabilities, revenues or expenses.

On April 24, 2012, we acquired 100% of Acquisition Corp. by issuing 350,000 shares of Series D preferred stock to the Acquisition Corp shareholders including 90,000 shares each to our then Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer, and 25,000 shares each to our Co-Chairman and another usell shareholder.

We valued the transaction at $500,000, based on the amount of cash paid by Acquisition Corp. for the acquisition of EcoSquid. We ascribed the full $500,000 to the comparison technology platform. We used the acquisition method of accounting in connection with the acquisition of Acquisition Corp. Accordingly, we recorded the comparison technology platform as software, valued at $500,000, in intangible assets on our consolidated balance sheets.

We incurred $30,924 in legal expenses pertaining to this acquisition during the first quarter of 2012, which is included in our general and administrative expense for that period.

As discussed above, Acquisition Corp had no revenue or expenses. Therefore the only difference between the actual results reported and any pro forma results, as if the transaction had occurred on January 1, 2012, would be the depreciation that would have been incurred on the comparison technology platform. The pro forma depreciation expense would not have a meaningful impact on the losses recognized in 2012. We therefore did not present any pro forma information pertaining to this acquisition. Management evaluated the acquisition and determined that it was not significant to our overall financial statements. Accordingly, an audit of Acquisition Corp. was not performed.

Note 6 – Other Receivables

During the year ended December 31, 2013, the Company entered into two promissory notes with two buyers, whereby certain accounts receivable due to the Company were converted into promissory notes. One of the promissory notes, entered into on February 27, 2013 for $65,771, required weekly payments of $1,028, including interest, had a stated interest rate of 5% per year, and was due on June 4, 2014. The Company agreed to settle the outstanding balance with the buyer for $15,000. Accordingly, the Company has recorded other receivables in the amount of $15,000 at December 31, 2013, representing the balance owed on this note. The Company received the payment on this note in January 2014. The second promissory note, entered into on February 14, 2013, as amended on May 8, 2013, requires weekly payments of $500, has no stated interest rate and is due to be repaid on July 30, 2014. At December 31, 2013, the balance owed on this note is $14,257.

Note 7 – Property and Equipment

Property and equipment consists of the following at December 31, 2012 and 2011:

			Estimated
	2013	2012	Useful Life
Hardware and Software	$14,721	$18,927	3 years
Furniture and Fixtures	5,645	-	3 years
Leasehold Improvements	-	4,457	*
Office Equipment	-	3,386	3 years
	20,366	26,770
Less: Accumulated Depreciation	(13,077)	(20,264)
Property and Equipment, Net	$7,289	$6,506

* The shorter of three years or the life of the lease.

F-16

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Depreciation expense on property and equipment amounted to $4,862 and $6,984 for the years ended December 31, 2013 and 2012, respectively.

Note 8 – Intangible Assets

Intangible assets consist of the following:

	Capitalized Software	Website Domain	Total
Gross value at December 31, 2013	$1,317,976	$67,752	$1,385,728
Accumulated amortization at December 31, 2013	(511,012)	(67,752)	(578,764)
Net value at December 31, 2013	$806,964	$-	$806,964

Gross value at December 31, 2012	$777,034	$67,752	$844,786
Accumulated amortization at December 31, 2012	(155,103)	(65,530)	(220,633)
Net value at December 31, 2012	$621,931	$2,222	$624,153

Our intangible assets are amortized on a straight-line basis over their estimated useful lives of two to three years. Amortization expense amounted to $358,131 and $158,034 for the years ended December 31, 2013 and 2012, respectively.

Future annual estimated amortization expense is summarized as follows:

Years ending December 31,
2014	$452,223
2015	301,681
2016	53,060
$806,964

Note 9 – Debt

2011 Convertible Notes Payable

During 2011, we borrowed $800,000 and issued convertible notes payable (the “2011 Convertible Notes”) which we used for working capital purposes.

The 2011 Convertible Notes had a one-year term, an annual interest rate of approximately 0.5%, and, following a qualified financing transaction involving common stock or common stock equivalents in which we received gross proceeds in excess of $500,000 (“Future Financing”), became convertible into our common stock at 50% of the lower of (a) the price per share of common stock, or (ii) the exercise or conversion price of any common stock equivalents used in the financing transaction.

In addition, following the Future Financing, holders of the 2011 Convertible Notes were also entitled to receive a number of warrants to purchase our common stock equal to the number of shares they may receive as a result of the conversion described above. The warrants are exercisable for five-years and are exercisable at $3.00 per share. There were no offering costs associated with this transaction.

We evaluated the conversion feature embedded in the 2011 Convertible Notes to determine whether such conversion feature should be bifurcated from its host instrument and accounted for as a freestanding derivative. We determined that since the exercise price of the convertible debt contained a variable conversion feature, such conversion feature should be bifurcated from its host instrument and accounted for as a freestanding derivative. We recorded the value of the conversion feature to a discount and amortized the discount to interest expense over the contracted term of the 2011 Convertible Notes. During the year ended December 31, 2012, we amortized $389,583 to interest expense pertaining to the discount.

F-17

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

A Future Financing closed and on January 27, 2012, the 2011 Convertible Notes were converted into 1,600,000 shares of our 2011 Series A PS (as defined in Note 11) and we issued 533,333 warrants to purchase our common stock, after giving effect to the Reverse Split as defined in Note 1, with an exercise price of $3.00 per share.

On January 27, 2012, we determined that the fair value of the derivative liability pertaining to the 2011 Convertible Notes was $1,593 based on the following weighted average variables:

Expected dividends	0%
Expected volatility	189.81%
Expected term	5 months
Risk free interest rate	0.07%

We recorded a gain of $28,244 during the year ended December 31, 2012, representing the net change in the fair value of the derivative liability pertaining to the 2011 Convertible Notes and, as the derivative liability is eliminated upon conversion, recorded the remaining $1,593 as additional paid in capital.

2013 Convertible Notes Payable

During the year ended December 31, 2013, we borrowed $1,220,000 and issued convertible notes payable (the “2013 Convertible Notes”) which we used for working capital purposes. The 2013 Convertible Notes were convertible at $3.00 per share, after giving effect to the Reverse Split as defined in Note 1, due two years from the date of the investment and bore interest of 5% per annum payable in common stock upon maturity or conversion. The 2013 Convertible Notes automatically converted if the Company consummated (i) a financing of at least $1 million in which it issued common stock or common stock equivalents for a price greater than $3.75 per share or (ii) a change of control transaction whereby a majority of the Company’s outstanding voting stock was sold or there was a sale of substantially all of the Company’s assets, or (iii) the closing price of the Company’s common stock was more than $4.50 for 10 consecutive trading days. Additionally, investors received price protection on future non-exempted issuances at a price lower than $3.00 per share of common stock or common stock equivalent.

At the time of the issuances, we determined that the price protection feature on the 2013 Convertible Notes constituted a derivative liability and estimated the fair value of such liability to be $1,244,351 using the Black-Scholes option pricing model using the following weighted average assumptions:

Risk-free interest rate	0.28 – 0.40%
Expected dividend yield	0.0%
Expected volatility	261.45 – 278.90%
Expected life	2 years

We recorded the fair value of the liability of $1,244,351 as a derivative liability since the price protection feature of the 2013 Convertible Notes represents a variable conversion feature. Of this amount, we recorded $1,182,856 as a discount to the 2013 Convertible Notes and $61,495 as derivative expense.

During the year ended December 31, 2013, we issued 33,514 shares of our common stock in connection with the conversion of $100,000 of 2013 Convertible Notes, along with accrued interest of $541. On the date of conversion, we determined that the fair value of the derivative liability was $93,568 using the Black-Scholes option pricing model using the following weighted average assumptions:

Risk-free interest rate	0.32%
Expected dividend yield	0.0%
Expected volatility	268.86%
Expected life	1.85 – 1.93 years

F-18

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

We recorded a gain of $4,620 during the year ended December 31, 2013, representing the net change in the fair value of the derivative liability pertaining to the 2013 Convertible Notes and, as the derivative liability is eliminated upon conversion, recorded $93,568 as additional paid in capital.

On December 31, 2013, we determined that the fair value of the derivative liability pertaining to the remaining 2013 Convertible Notes was $1,001,385 using the Black-Scholes option pricing model using the following weighted average assumptions:

Risk-free interest rate	0.38%
Expected dividend yield	0.0%
Expected volatility	255.94%
Expected life	1.5 – 1.9 years

We recorded a gain of $144,778 during the year ended December 31, 2013, representing the net change in the fair value of the derivative liability through December 31, 2013.

The discount of $1,182,856 is being accreted to non-cash interest expense over the contractual term of the 2013 Convertible Notes. During the year ended December 31, 2013, accretion of the discount amounted to $308,984. Contractual interest expense on the 2013 Convertible Notes amounted to $22,788 for the year ended December 31, 2013.

The Company incurred fees associated with the closing of the 2013 Convertible Notes of $10,970. These amounts have been recorded as other assets in the accompanying consolidated balance sheets, and are being amortized to interest expense over the contractual term of the 2013 Convertible Notes. During the year ended December 31, 2013, accretion of the fees amounted to $2,325.

The components of 2013 Convertible Notes at December 31, 2013 are as follows:

	Balance	Interest Rate	Maturity	Conversion Price
Balance - December 31, 2012	$-
Borrowings	1,220,000	5%	July 5, 2015 through December 3, 2015	$0.20
Conversions	(100,000)
Unamortized debt discount	(873,872)
Balance - December 31, 2013	$246,128

In February 2014, holders of $820,000 convertible notes converted their principal, plus accrued interest, into 383,659 shares of common stock and a holder of a $300,000 convertible note converted his note, plus accrued interest, into 103,232 shares of newly designated Series E Preferred Stock.

Note 10 – Commitments and Contingencies

Resignation of Officer

In October 2013, Mr. Sergio Zyman resigned as Chairman of the Board of Directors, a director and as Chief Executive Officer of the Company. In connection with his resignation as Chairman and Chief Executive Officer, 216,667 shares of unvested common stock were forfeited. In addition, Mr. Zyman also forfeited his 66,666 fully vested options. On October 16, 2013, Mr. Michael Brauser was appointed Chairman of the Board of the Company, replacing Mr. Zyman. Additionally, on the same date, Mr. Daniel Brauser, the Company’s President, was appointed interim Chief Executive Officer and replaced Mr. Zyman.

F-19

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Operating Leases

We lease space for operations, sales, customer support and corporate purposes under a lease agreement that expires in August 2015. The lease contains provisions requiring us to pay maintenance, property taxes and insurance. For the years ended December 31, 2013 and 2012, the aggregate rent expense for all operating leases was approximately $95,000 and $51,000, respectively. Future minimum commitments are as follows:

For the Year Ended December 31,
2014	$77,625
2015	51,750
$129,375

Note 11 – Stockholders’ Equity (Deficit)

Convertible Series A Preferred Stock

On November 18, 2011, our Board authorized the sale of up to 10,000,000 shares of Convertible Series A Preferred Stock (“2011 Series A PS”), with a par value of $0.0001 per share. The 2011 Series A PS had:

a)	Seniority and a liquidation preference over all classes of common stock, but subordinate to our Series B Preferred Stock and Series C Preferred Stock;
b)	Voting rights and powers equal to the voting rights and powers of our common stock. Each share of 2011 Series A PS was entitled to the number of votes that the holder would be entitled to upon the conversion of the shares into common stock;
c)	A stated liquidation value of $1 per share;
d)	No stated dividends; and
e)	Automatic conversion (subject to blocking provisions for certain significant shareholders) into common shares upon the consummation of the 1-for-52.4846 reverse stock split effected on June 8, 2012 at a rate of five common shares for each share of 2011 Series A PS. Shares of the 2011 Series A PS were not subject to the reverse split.

During 2012, we sold 1,361,000 shares of our 2011 Series A PS for gross proceeds of $1,361,000 and converted $800,000 of our convertible notes payable into 1,600,000 shares of 2011 Series A PS (Note 9). In connection with the sale of the 2011 Series A PS, we incurred direct offering costs totaling $27,282. After the Reverse Split, and without giving effect to certain blocker provisions limiting conversions, the 7,006,000 outstanding shares of 2011 Series A PS would convert into 2,335,333 shares, or approximately 86%, of our then outstanding common stock.

In January 2012, we offered price protection to the purchasers of the 2011 Series A PS (“Purchasers”) whereby if we sold securities, including options, warrants, or convertible securities, with the purpose of raising capital from investors, at a price, or with an exercise or conversion price, of less than the 2011 Series A PS conversion price (as defined in the Amended and Restated Certificate of Designation filed with the Secretary of the State of Delaware on November 29, 2011), then:

a)	the conversion price of any outstanding 2011 Series A PS would automatically be reduced to the sale price, or the exercise or conversion price, or
b)	if converted, we would issue additional shares of our common stock to the Purchasers respecting the common shares still owned by the Purchasers as a result of their conversion of the 2011 Series A PS, such that the average per share purchase price of these common shares then owned by the Purchasers would equal the lower price offered in the subsequent sale of securities.

F-20

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

At that time, we determined that the price protection feature on the 7,006,000 shares of 2011 Series A PS constituted a derivative liability and estimated the fair value of such liability to be $191,630 using the Black-Scholes option pricing model using the following weighted average assumptions:

Expected dividends	0%
Expected volatility	190.40% - 191.75%
Expected term	5 years
Risk free interest rate	0.71% - 0.88%

We recorded the fair value of the liability of $191,630 as a preferred stock dividend since the price protection feature of the 2011 Series A PS represents a variable conversion feature.

As a result of our 1-for-52.4846 reverse stock split on June 8, 2012 and, subject to certain blocker agreements limiting the common stock ownership percentages of certain investors to 9.99% of the outstanding common stock, the 2011 Series A PS automatically converted into common stock. Accordingly, 5,356,000 shares of 2011 Series A PS were converted into 1,785,333 shares of our common stock. We reclassified $134,664 of derivative liability, representing the fair value of the 5,356,000 shares of 2011 Series A PS that converted, to additional paid in capital.

During 2012, shareholders converted an additional 1,472,094 shares of 2011 Series A PS into 490,698 shares of our common stock. Accordingly, we reclassified $1,992,934 of derivative liability, representing the fair value of the 1,472,094 shares of 2011 Series A PS that converted, to additional paid in capital.

On December 31, 2012, we determined that the fair value of the derivative liability pertaining to the 177,906 outstanding shares of 2011 Series A PS was $153,776 using the Black-Scholes option pricing model based on the following weighted average variables:

Expected dividends	0%
Expected volatility	209.62%
Expected term	4 years
Risk free interest rate	0.72%

We recorded a loss of $2,089,744, representing the net change in the fair value of the derivative liability pertaining to the 2011 Series A PS during the year ended December 31, 2012.

During March 2013, as a result of the conversion of our 2012 Series D PS (discussed below), the remaining 177,906 outstanding shares of our 2011 Series A PS automatically converted (as a result of no longer being subject to a 9.99% conversion blocker) into 59,302 shares of our common stock, at a conversion rate of .3333 common shares for each share of Series 2011 A PS. Accordingly, we reclassified $105,900 of derivative liability, representing the fair value of the 177,906 shares of 2011 Series A PS immediately prior to the conversion, to additional paid in capital, and recorded a gain of $47,876 for the remaining derivative liability pertaining to the 2011 Series A PS during the year ended December 31, 2013.

We determined that the fair value of the derivative liability pertaining to the 177,906 shares of 2011 Series A PS immediately prior to the conversion was $105,900 using the Black-Scholes option pricing model based on the following weighted average variables:

Expected dividends	0%
Expected volatility	214.26%
Expected term	4 years
Risk free interest rate	0.81%

Convertible Series B Preferred Stock

On August 3, 2010, our Board authorized the sale of up to $4,000,000 of Units in a private placement (the “August 2010 PP”), whereby each Unit consisted of 100,000 shares of Convertible Series B Preferred Stock (“2010 Series B PS”) and 3,176 warrants to purchase our common stock.

F-21

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

The 2010 Series B PS had:

(a)	Seniority to all classes of common and preferred stock existing or issued in the future;
(b)	Voting rights and powers equal to the voting rights and powers of our common stock. Each share of 2010 Series B PS was entitled to the number of votes that the holder would be entitled to upon the conversion of the shares into common stock;
(c)	A stated liquidation value of $1 per share, and a liquidation preference of the greater of $1 per share, or the amount that would be due if all 2010 Series B PS shares had been converted to common stock immediately prior to the liquidation event;
(d)	No stated dividends;
(e)	An option by the holder to convert each share into common shares at a rate of 0.0635 shares of common for each share of 2010 Series B PS;
(f)	Conversion price protection whereby if, in the twelve months following the date of the filing of the amended certificate of designation with the State of Delaware (August 16, 2010), we sell any stock for a price less than $0.30 per share, then the conversion price will be adjusted to reflect the lowest price for which the shares were sold;

During 2012, holders of 550,000 shares of our 2010 Series B PS converted their shares into 34,931 shares of common stock, at a conversion rate of 0.0635 common shares for each share of 2010 Series B PS.

During 2013, holders of 1,100,000 shares of our 2010 Series B PS converted their shares into 69,864 shares of common stock, at a conversion rate of 0.0635 common shares for each share of 2010 Series B PS.

At December 31, 2013, there are 976,250 shares of 2010 Series B PS outstanding.

Convertible Series C Preferred Stock

On March 25, 2011, our Board authorized the sale of up to 1,000,000 shares of Convertible Series C Preferred Stock (“2011 Series C PS”), with a par value of $0.0001 per share. The 2011 Series C PS had:

(a)	Seniority to all classes of common stock and all preferred stock issued in the future with a liquidation preference senior to the common stock;
(b)	Voting rights and powers equal to the voting rights and powers of our common stock. Each share of 2011 Series C PS was entitled to the number of votes that the holder would be entitled to upon the conversion of the shares into common stock;
(c)	A liquidation preference of the greater of the original issue price, or the amount that would be due if all 2011 Series C PS shares had been converted to common stock immediately prior to the liquidation event;
(d)	No stated dividends;
(e)	Automatic conversion (subject to blocking provisions for certain significant shareholders) into common shares at a rate of 0.12702 shares of common for each share of 2011 Series C PS.

On July 31, 2012, the remaining 14,797 outstanding shares of 2011 Series C PS were converted into 1,879 shares of common stock.

Series D Preferred Stock

On April 24, 2012, our Board authorized the sale of up to 350,000 shares of Series D Preferred Stock (“2012 Series D PS”), with a par value of $0.0001 per share. The 2012 Series D PS had:

a)	A liquidation preference equal to $10.00 per share;
b)	No voting rights;
c)	No stated dividends; and
d)	Were convertible into common shares at a rate of 3.33 shares of common for each share of 2012 Series D PS (see below).

F-22

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

During the third quarter of 2012, our Board amended the conversion rights on the 2012 Series D PS such that it became convertible immediately prior to the closing of a Combined Transaction or the occurrence of the Liquidation Event, both as defined in the Certificate of Designation, as amended.

In March 2013, the Company amended the conversion rights on its outstanding 2012 Series D PS giving its holders the option to convert their 2012 Series D PS shares at their discretion. Subsequently, holders of all 350,000 shares of 2012 Series D PS elected to convert their 2012 Series D PS into 1,166,667 shares of common stock, at a conversion rate of 3.33 common shares for each share of 2012 Series D PS.

Common Stock

We are authorized to issue 650,000,000 shares of common stock with a par value of $0.0001 per share.

Shares Granted to Directors, Consultants and Employees

During 2012, we granted 300,000 fully vested shares of common stock, having a fair value of $1,487,500 based on the quoted closing trading price of our common stock as of the grant date, to our current and former Chairmen of the Board. The shares were issued as compensation for service on our board of directors. We recorded $1,487,500 as compensation expense pertaining to this grant during the year ended December 31, 2012.

During 2012, we granted 110,667 fully vested shares of common stock, having a fair value of $610,400 based on the quoted closing trading price of our common stock as of the grant date, to third party consultants for services to be provided over a six month to one-year period. We recorded the amount as a prepaid expense and amortized the expense over the expected remaining service term. We recorded $30,450 and $579,950 during the years ended December 31, 2013 and 2012, respectively, as compensation expense pertaining to this grant.

In connection with the 400,000 shares of restricted common stock granted to our former Chief Executive Officer, 150,000 shares and 33,333 shares of the restricted common stock were vested and issued to him during the years ended December 31, 2013 and 2012, respectively. The remaining 216,667 unvested shares were forfeited upon his resignation (see below).

During February 2013, we granted 233,333 fully vested shares of common stock, having a fair value of $437,500 based on the quoted closing trading price of our common stock as of the grant date, to our former Chief Executive Officer. We recorded $437,500 as compensation expense pertaining to this grant during the year ended December 31, 2013.

In June 2013, the Company granted 1,333 fully-vested shares of common stock, having a fair value of $4,000 based on the quoted closing trading price of our common stock as of the grant date, to a third party consultant for services provided. We recorded $4,000 as professional fees expense pertaining to this grant during the year ended December 31, 2013.

Including the above grants, we recorded non-cash compensation expense of $805,238 and $2,140,947 for the years ended December 31, 2013 and 2012, respectively, pertaining to stock grants, including restricted stock grants.

Common Stock Purchase Warrants

In January 2012, we granted 533,333 warrants to purchase our common stock to the holders of our 2011 Convertible Notes. The warrants have an exercise price of $3.00 and are exercisable for five years. The estimated fair value of these stock warrants on their date of grant was $43,042, which we estimated using the Black-Scholes option pricing model using the following assumptions:

Expected dividends	0%
Expected volatility	189.81%
Expected term	5 years
Risk free interest rate	0.75%

F-23

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

These warrants were to be issued to the note holders upon the completion of a Future Financing. As such, we considered these warrants to be a cost of the Future Financing, the recording of which had a net effect of zero on our additional paid in capital account.

In March 2012, in connection with a settlement of an outstanding balance in our accounts payable, we issued 25,000 warrants to a third party service provider to purchase our 2011 Series A PS. In connection with the Reverse Split, these warrants were converted into warrants to purchase 8,333 shares of our common stock. The warrants have an exercise price of $3.00 and are exercisable for five years. The estimated fair value of these stock warrants on their date of grant was $25,000, which we estimated using the Black-Scholes option pricing model using the following assumptions:

Expected dividends	0%
Expected volatility	195.66%
Expected term	5 years
Risk free interest rate	1.06%

The $25,000 value of these warrants was included in the calculation of our gain on the settlement of accounts payable during the year ended December 31, 2012.

There was no expense pertaining to warrants recorded during the year ended December 31, 2013.

The aggregate intrinsic value of the warrants at December 31, 2013 and 2012 was $0.

The following summarizes our warrant activity for the years ended December 31, 2013 and 2012:

	Series A Preferred Stock			Common Stock
	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)
Outstanding - December 31, 2011	-	$-	-	18,799	$194.40	1.1
Granted	25,000	0.20		541,667	3.00
Exercised	-	-		-	-
Cancelled/Forfeited	(25,000)	0.20		(12,543)	243.65
Outstanding - December 31, 2012	-	$-	-	547,922	4.05	4.0
Granted	-	-		-	-
Exercised	-	-		(66,667)	3.00
Cancelled/Forfeited	-	-		(4,986)	117.84
Outstanding - December 31, 2013	-	$-	-	476,270	$3.02	3.1

Exercisable - December 31, 2013	-	$-	-	476,270	$3.02	3.1

Stock Option Grants

On October 30, 2013, we amended our 2008 Equity Incentive Plan (the “Plan”) to increase the aggregate number of shares of common stock by 250,000. We are now authorized to issue 284,296 shares under the Plan. The Plan is administered by the board of directors. Under the Plan, the board of directors is authorized to grant awards to employees, consultants and any other persons to whom the Plan is applicable and to determine the number and types of such awards and the terms, conditions, vesting and other limitations applicable to each such award. The Plan provides for the issuance of both incentive stock options (“ISO’s”) and non-qualified stock options (“NQO’s”). ISO’s can only be granted to employees and NQO’s can be granted to directors, officers, employees, consultants, independent contractors and advisors.

F-24

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

The fair value of options is estimated on the date of grant using the Black-Scholes option pricing model. The valuation determined by the Black-Scholes pricing model is affected by the Company’s stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The risk free rate is based on the U.S. Treasury rate for the expected life at the time of grant, volatility is based on historical volatility of the Company’s common stock, the expected life is based on the estimated average of the life of options using the simplified method, and forfeitures are estimated on the date of grant based on certain historical data. We utilize the simplified method to determine the expected life of our options due to insufficient exercise activity during recent years as a basis from which to estimate future exercise patterns. The expected dividend assumption is based on our history and expectation of dividend payouts.

Forfeitures are required to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

During 2012, we granted 31,667 options to vendors for future services. The options are exercisable at a weighted average exercise price of $3.00 per share over a five to ten-year term. Of the options granted, 5,000 options vested immediately upon grant, 10,000 options vest over a six-month period and 16,667 vest over a two-year period. We recorded $19,563 and $13,070 during the years ended December 31, 2013 and 2012, respectively, as compensation expense pertaining to this grant. These options had an aggregate fair value of $48,935 using the Black-Scholes option-pricing model using the following weighted average assumptions:

Risk free interest rate	0.67% - 1.67%
Expected dividends	0%
Expected volatility	194.68% - 207.45%
Expected term	5 – 10 years

During 2012, we granted 22,035 stock options to employees for future services. These options had a fair value of $65,441 using the Black-Scholes option-pricing model using the following weighted average assumptions:

Risk free interest rate	0.83% - 1.91%
Expected dividends	0%
Expected volatility	196.04% - 204.98%
Expected term	5 – 10 years

The options are exercisable at a weighted average exercise price of $3.00 per share over a five to ten-year term and vest over four years. We recorded $9,158 and $11,904 during the years ended December 31, 2013 and 2012, respectively, as compensation expense pertaining to this grant.

During 2012, we granted 33,333 stock options to our former Chief Operating Officer in connection with his separation from the Company. These options had a fair value of $3,150 using the Black-Scholes option-pricing model using the following assumptions:

Risk free interest rate	1.90%
Expected dividends	0%
Expected volatility	189.81%
Expected term	10 years

The options have an exercise price of $3.00 per share over a ten-year term and were completely vested at the time of the grant. We recorded $3,150 during the year ended December 31, 2012 as compensation expense pertaining to this grant.

During 2012, we granted 275,667 stock options to members of our board of directors and our executive officers for future services. These options had an aggregate fair value of $1,289,250 using the Black-Scholes option-pricing model using the following weighted average assumptions:

Risk free interest rate	0.60% - 0.69%
Expected dividends	0%
Expected volatility	204.30% - 205.26%
Expected term	5 years

F-25

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

The options are exercisable at a weighted average exercise price of $3.00 per share over a five-year term. Of the stock options granted, 69,000 vested immediately upon grant, 66,667 vest after one-year, and 140,000 vest over a four-year period. We recorded $291,525 and $543,948 during the years ended December 31, 2013 and 2012, respectively, as compensation expense pertaining to this grant.

During 2013, we granted 144,333 stock options to employees for future services. These options had a fair value of $384,387 using the Black-Scholes option-pricing model with the following assumptions:

Risk free interest rate	0.54% - 1.37%
Expected dividends	0%
Expected volatility	204.36% - 219.25%
Expected term	5 years

The options are exercisable at exercise prices ranging from $3.00 to $4.50 per share over a five-year term and vest over four years. We recorded $35,490 during the year ended December 31, 2013 as compensation expense pertaining to this grant.

Including the prior period grants and the above grants, we recorded non-cash compensation expense of $1,342,525 and $1,445,484 for the years ended December 31, 2013 and 2012, respectively.

The following table summarizes our stock option activity for the year ended December 31, 2013:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)	Aggregate Intrinsic Value
Outstanding - December 31, 2012	439,611	$6.15	4.8	$-
Granted	144,333	3.04
Exercised	-	-
Forfeited or Canceled	(26,531)	13.16
Outstanding - December 31, 2013	557,413	$4.98	4.0	$5,250

Exercisable - December 31, 2013	320,373	$6.18	4.0	$-

The following table summarizes our stock option activity for non-vested options for the year ended December 31, 2013:

	Number of Options	Weighted Average Grant Date Fair Value
Balance at December 31, 2012	263,765	$8.40
Granted	144,333	$2.66
Vested	(146,243)	$(10.25)
Forfeited or Canceled	(24,815)	$(13.16)
Balance at December 31, 2013	237,040	$4.45

The weighted-average grant date fair value of options granted during the years ended December 31, 2013 and 2012 was $2.66 and $3.75, respectively. Total unamortized compensation expense related to stock options at December 31, 2013 amounted to $1,002,764 and is expected to be recognized over a weighted average period of 3 years.

F-26

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Restricted Stock Awards

On December 21, 2012, we granted 400,000 shares of restricted common shares to our former Chief Executive Officer. Of these shares, 33,333 were fully vested on the date of grant and the remaining shares were scheduled to vest in equal increments of 16,666 shares over a 22-month period, with the first vesting date being January 10, 2013, subject to continued employment on each applicable vesting date. The fair value of the common stock at the date of grant was $1.80 per share, based upon our closing market price on the date of grant. The aggregate grant date fair value of the award amounted to $720,000, which was to be recognized as compensation expense over the vesting period. We recorded $270,000 and $60,000 of compensation expense during the years ended December 31, 2013 and 2012, respectively, with respect to this award. On October 16, 2013, our Chief Executive Officer resigned from his position and all unvested shares were forfeited (see Note 10).

In June 2013, we entered into a one year Investor Relations agreement with a third party consultant. Pursuant to the terms of the agreement, we are required to pay a monthly cash fee of $3,000 and issued 18,000 shares of our common stock, with 4,500 shares vesting on a quarterly basis, beginning on the effective date of June 10, 2013. As of December 31, 2013, 13,500 shares, having a fair value of $35,100 based on the quoted closing trading price of our common stock as of the grant date, have vested. This amount has been recorded as a prepaid expense and is being amortized over the service term. We recorded $25,538 as professional fees expense pertaining to this grant during the year ended December 31, 2013.

On October 18, 2013 we granted an aggregate of 66,666 shares of restricted common stock to two of our advisors for future services to be provided. The restricted stock vests quarterly over a three year period with the first vesting date being December 31, 2013, subject to continued service on each applicable vesting date. Additionally, the restricted stock will automatically vest under certain circumstances including in the event of a change of control of the Company. As of December 31, 2013, 5,556 shares, having a fair value of $16,667 based on the quoted closing trading price of our common stock as of the grant date, have vested. Accordingly, we recorded $16,667 as professional fees expense pertaining to the vested portion of this grant during the year ended December 31, 2013.

On October 31, 2013, we granted 183,331 restricted stock units (“RSUs”) to our directors. The RSUs vest annually over a five year period with the first vesting date being October 31, 2014, subject to continued service on each applicable vesting date. Additionally, the RSUs will automatically vest under certain circumstances including in the event of a change of control of the Company. The RSUs will have no voting rights or dividend rights. The fair value of the common stock at the date of grant is $3.45 per share, based upon our closing market price on the date of grant. The aggregate grant date fair value of the award amounts to $632,500, which will be recognized as compensation expense over the vesting period. We recorded $21,083 of compensation expense during the year ended December 31, 2013 with respect to this award.

Total unrecognized compensation expense related to unvested stock awards at December 31, 2013 amounts to $620,979 and is expected to be recognized over a weighted average period of 4.3 years.

A summary of the restricted stock award activity for the year ended December 31, 2013 is as follows:

Number of Shares

Unvested Outstanding at December 31, 2012	366,667
Granted (1)	502,663
Cancelled	(216,667)
Vested	(403,722)
Unvested Outstanding at December 31, 2013	248,941

(1) Includes 183,331 RSUS granted, but not considered issued or outstanding until vested.

F-27

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 12 – Income Taxes

We recognize deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. We have established a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The domestic and foreign components of our consolidated net pre-tax loss from operations for the respective periods are as follows:

	Year ended December 31,
	2013	2012
Domestic loss	$(4,442,000)	$(8,849,000)
Foreign income (loss)	179,000	—
Consolidated net loss before income tax expense	$(4,263,000)	$(8,849,000)

The valuation allowance at December 31, 2012 was approximately $9,368,000. The net change in the valuation allowance during the year ended December 31, 2013 was an increase of approximately $1,744,000. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2013.

We have a net operating loss carryforward totaling approximately $23,320,000 at December 31, 2013, expiring through 2033. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). We are subject to examination by federal and state taxing authorities for the 2010 and subsequent tax years. Temporary differences, which give rise to a net deferred tax asset, are approximately as follows:

Significant deferred tax assets are as follows:

	December 31,
	2013	2012
Current deferred tax assets:
Accrued Expenses	$30,000	$119,000
Allowance for Doubtful Accounts	1,000	38,000
Subtotal current deferred tax asset	31,000	157,000

Non-current deferred tax assets and liabilities:
Intangible Assets	$27,000	$29,000
Fixed Assets	(123,000)	(112,000)
Discount on Convertible Notes	(329,000)	—
Derivative Liability	377,000	—
Stock Options	2,477,000	1,972,000
Net operating loss carryover	8,652,000	7,322,000
Subtotal non-current deferred tax asset	11,081,000	9,211,000

Total deferred tax asset	$11,112,000	$9,368,000
Less: valuation allowance	(11,112,000)	(9,368,000)
Net deferred tax assets	$—	$—

The actual tax expense (benefit) differs from the expected tax expense (benefit) for the years ended December 31, 2013 and 2012 (computed by applying the U.S. Federal Corporate income tax rate of 34% to income before taxes and 5.5% for State income taxes, a blended rate of 37.63%) as follows:

F-28

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

	December 31,
	2013	2012

Expected tax expense (benefit) - federal	$(1,449,000)	$(3,009,000)
Expected tax expense (benefit) - state	(159,000)	(321,000)
Foreign rate differential	(23,000)	—
Change in fair value of derivative liability - embedded conversion feature	—	776,000
Permanent items	22,000	1,000
True-up	(135,000)	—
Change in valuation allowance	1,744,000	2,553,000
Actual tax expense	$—	$—

Note 13 – Related Party Transactions

Digital Connect Solutions, Inc.

In accordance with a Commissions Agreement, Digital Connect Solutions, Inc. (“DCS”), an entity controlled by Scott Frohman, a director, received a 25% commission on the gross profits generated by the Company from traffic generated by DCS. The commissions were paid on all cost per acquisition leads (“CPAs”) and all non-CPAs generated by the Company from DCS’s direct selling efforts. The Company paid DCS $29,691 in 2013 and $3,622 in 2014. The Commission Agreement was terminated in January 2014.

Note 14 – Subsequent Events

On January 27, 2014, we entered into a six month Joint Marketing Agreement with a third party consultant. Pursuant to the terms of the agreement, we are required to pay a cash fee of $40,000 for the first month of service, $30,000 for the second and third month of service and $10,000 per month thereafter. Additionally, we issued 30,000 shares of our common stock.

On January 30, 2014, we granted 2,000 shares of our common stock to an advisor for services provided in January 2014.

On January 27, 2014, we raised $300,000 from the sale of 100,000 shares of newly designated Series A Convertible Preferred Stock (“Series A”).  The Series A shares: (i) convert into 100,000 shares of our common stock (subject to adjustment) at the option of the investor, (ii) are entitled to vote on all matters submitted to shareholders of the Company and vote on an as converted basis and (iii) have a liquidation preference.

Additionally, on January 27, 2014, we issued this investor 146,667 shares of newly designated Series C Convertible Preferred Stock (“Series C”) in exchange for 216,667 warrants, which were cancelled.  The Series C shares (i) convert into 146,667 shares of the Company’s common stock (subject to adjustment) at the option of the investor and (ii) are entitled to vote on all matters submitted to shareholders of the Company and vote on an as converted basis.

Both the Series A and Series C contain blockers which prevent this investor from beneficially owning more than 9.9% of the Company’s common stock.

On February 4, 2014, a holder of 25,000 shares of our 2010 Series B PS converted his shares into 1,587 shares of common stock, at a conversion rate of 0.0635 common shares for each share of 2010 Series B PS.

During February and March 2014, we sold 591,667 shares of our common stock in a private placement offering in exchange for $1,775,000. Palladium Capital Advisors, LLC acted as placement agent for the offering and was issued 22,083 five-year warrants exercisable at $3.00 per share. Net proceeds to the Company were $1,700,000.

In February 2014, holders of $820,000 convertible notes converted their principal, plus accrued interest, into 383,659 shares of common stock.

F-29

usell.com, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

In February 2014, the holder of a $300,000 convertible note converted his note plus accrued interest into 103,232 shares of newly designated Series E Preferred Stock (“Series E”). The Series E shares (i) convert into 103,232 shares of our common stock (subject to adjustment) at the option of the holder; (ii) are entitled to vote on all matters submitted to shareholders of the Company and vote on an as converted basis (subject to a blocker) and (iii) contain a blocker which prevents the holder from beneficially owning more than 9.9% of the Company’s common stock..

F-30

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder.   All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$	*
Printing and edgarizing expenses	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
FINRA filing fee	$	*
Transfer agent fees	$	*
Blue sky fees	$	*
Miscellaneous expenses	$	*
Total	$

* To be supplied by amendment.

Item 14. Indemnification of Directors and Officers.

Our Certificate of Incorporation provides that none of our directors will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	For any breach of the director's duty of loyalty to us or our shareholders;

●	For acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

●	Under Section 174 of the Delaware General Corporation Law for the unlawful payment of dividends; or

●	For any transaction from which the director derives an improper personal benefit.

These provisions eliminate our rights and those of our shareholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his capacity as our representative who is or is threatened to be made a party to any lawsuit or other proceeding for expenses, judgment and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our shareholders. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. We have provided for this indemnification in our Certificate of Incorporation because we believe that it is important to attract qualified directors and officers. We have also entered into Indemnification Agreements with our directors and officers which agreements are designed to indemnify them to the fullest extent permissible by law.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling usell pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

In April 2014, we sold 4,166 shares of common stock to an investor who exercised warrants. The sale was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) thereunder. The investor was an accredited investor and acquired the shares for investment and without a view to distribution.

Item 16. Exhibits and Financial Statement Schedules.

The Exhibits provided for under the Exhibit Index are incorporated herein.

Item 17. Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

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(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering contain material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on  April 14, 2014.

USELL.COM, INC.

By:	/s/ Daniel Brauser
Daniel Brauser
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Brauser	Principal Executive Officer and Director	April 14, 2014
Daniel Brauser

/s/ Jennifer Calabrese	Interim Chief Financial Officer and Executive Vice President of Finance	April 14, 2014
Jennifer Calabrese	(Principal Financial Officer) and Chief Accounting Officer (Principal Accounting Officer)

/s/ Michael Brauser	Director	April 14, 2014
Michael Brauser

/s/ Douglas Feirstein	Director	April 14, 2014
Douglas Feirstein

/s/ Scott Frohman	Director	April 14, 2014
Scott Frohman

/s/ Grant Fitzwilliam	Director	April 14, 2014
Grant Fitzwilliam

/s/ Nik Raman	Director	April 14, 2014
Nik Raman

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EXHIBIT INDEX

Exhibit		Incorporated by Reference			Filed or Furnished
No.	Exhibit Description	Form	Date	Number	Herewith

1.1	Form of Underwriting Agreement+				Filed+
3.1	Certificate of Incorporation	10-QSB	6/7/06	3.I
3.2	Certificate of Amendment – Increase in Capital	10-QSB	6/7/06	3.1
3.3	Certificate of Amendment – Effective Profitable Software	10-QSB	6/7/06	3.1
3.4	Certificate of Amendment – Money4Gold Holdings, Inc.	8-K	7/29/08	3.1
3.5	Certificate of Amendment – Increase in Capital	10-Q	8/19/09	3.3
3.6	Certificate of Correction – Preferred Stock Rights	10-Q	11/19/08	3.2
3.7	Certificate of Amendment – Increase in Capital	10-K	3/31/10	3.5
3.8	Certificate of Amendment – Upstream Worldwide, Inc.	S-1	6/24/10	3.8
3.9	Certificate of Amendment – Increase in Capital	10-Q	8/15/11	3.12
3.10	Certificate of Amendment – Reverse Split	8-K	6/11/12	3.1
3.11	Certificate of Amendment – usell.com, Inc.	10-Q	8/13/12	3.11
3.12	Amended and Restated Certificate of Designation – Series A	10-K	3/30/12	3.10
3.13	Certificate of Amendment – Reverse Split	10-K	3/28/14	3.13
3.14	Amended and Restated Certificate of Designation – Series B	10-Q	11/12/10	3.9
3.15	Second Amended and Restated Certificate of Designation– Series D	8-K	3/1/2013	3.1
3.16	Certificate of Designation – Series E	10-K	3/28/14	3.16
3.17	Second Amended and Restated Bylaws	S-1	9/21/12	3.16
4.1	Form of Warrant+				Filed+
4.2	Form of Warrant Agreement+				Filed+
4.3	Form of Representative’s Warrant+				Filed+
5.1	Opinion Regarding Legality+				Filed+
10.1	Form of 2013 Convertible Note	10-Q	8/14/13	10.1
10.2	Form of Subscription Agreement – 2013 Convertible Note	10-Q	8/14/13	10.2
10.3	Shareholders Agreement	10-Q	8/19/09	10.3
10.4	EcoSquid Note	10-K	3/30/12	10.18
10.5	EcoSquid License	10-K	3/30/12	10.19
10.6	Amendment to EcoSquid License	10-K	3/30/12	10.20
10.7	Summary of Agreement – EcoSquid Acquisition	10-Q	8/13/12	10.7
10.8	Form of Restricted Stock Agreement – Co-Chairmen*	S-1	9/21/12	10.8
10.9	Form of Option Agreement – Directors	S-1	9/21/12	10.9
10.10	Option Agreement – Zyman*	S-1	9/21/12	10.10
10.11	Form of Restricted Stock unit Agreement*	10-K	3/28/14	10.11

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10.12	2008 Equity Incentive Plan, as amended*	10-K	4/1/13	10.11
10.13	Amendment to the 2008 Equity Incentive Plan, as amended*	8-K	11/1/13	10.1
10.14	Consulting Agreement – Digital Connect	10-Q	11/14/13	10.3
10.15	Subscription Agreement – February 2014	10-K	3/28/14	10.15
21.1	Subsidiaries	10-K	3/28/14	21.1
23.1	Consent of Marcum LLP				Filed
23.2	Consent of Berman & Company, P.A.				Filed
23.3	Consent of Nason, Yeager, Gerson, White & Lioce, P.A.				Filed**
101.INS	XBRL Instance Document				Filed
101.SCH	XBRL Taxonomy Extension Schema Document				Filed
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document				Filed
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document				Filed
101.LAB	XBRL Taxonomy Extension Label Linkbase Document				Filed
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document				Filed

+ To be filed by amendment.

* Management contract or compensatory plan or arrangement.

** Contained in Exhibit 5.1.

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